UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Meta Financial Group, Inc.
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PROXY

Meta
Financial
Group

2019

Meta Financial Group®

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

January 15, 2020
Dear Fellow Stockholders:
On behalf of the Board of Directors and management of Meta Financial Group, Inc. (the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., local time, on Tuesday, February 25, 2020, at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.
Details regarding the business to be conducted at the Annual Meeting are described in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you received in the mail and in this proxy statement. We have also made available a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K. At the Annual Meeting, we will report on the Company’s operations and outlook for the year ahead.
You are encouraged to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, please read the accompanying proxy statement and then vote as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.
Regardless of the number of shares you own, your vote is very important. Please act today.
The Board of Directors and management are committed to the continued success of the Company and the enhancement of your investment. As President and Chief Executive Officer of the Company, I want to express my appreciation for your continued confidence and support.

Very truly yours,

Bradley C. Hanson
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
DATE: Tuesday, February 25, 2020
TIME: 9:00 a.m., Central Time
LOCATION: MetaBank Corporate Services Building
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
Notice is hereby given that the Annual Meeting of Stockholders of Meta Financial Group, Inc. (the “Company”) will be held at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, on Tuesday, February 25, 2020, at 9:00 a.m., local time. At the Annual Meeting, stockholders will be asked to:

•	Elect three (3) directors, each for a term of three (3) years;

•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote);

•	Recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our “named executive officers” (a “Say-on-Pay Frequency” vote); and

•
Ratify the appointment by the Board of Directors of the independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2020.

The board of directors of the Company (the "Board of Directors") recommends that you vote "FOR" the election of each of the nominated directors, "FOR" the non-binding advisory vote to approve the compensation paid by the Company to our "named executive officers," for “ONE YEAR” on the frequency of future advisory votes on the compensation of our "named executive officers," and "FOR" the ratification of the appointment by the Board of Directors of the independent registered public accounting firm Crowe LLP as the independent auditors of the Company's financial statements for the year ending September 30, 2020.
Stockholders may transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.
The record date for the Annual Meeting is January 2, 2020. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Regardless of the number of shares you own, your vote is very important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Your proxy will not be used if you attend and vote at the Annual Meeting in person, and your proxy selection may be revoked or changed prior to the Annual Meeting. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail or, if you requested to receive printed proxy materials, your enclosed proxy card.
Thank you for your continued interest and support.

By Order of the Board of Directors,
Bradley C. Hanson
President and Chief Executive Officer
Sioux Falls, South Dakota
January 15, 2020

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT, IF YOUR SHARES ARE HELD THROUGH A BANK, BROKERAGE FIRM, TRUST OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST BRING VALID PICTURE IDENTIFICATION AND AN AUTHORIZATION LETTER FROM THE BANK, BROKERAGE FIRM, TRUSTEE OR OTHER NOMINEE INDICATING THAT YOU WERE THE BENEFICIAL OWNER OF META FINANCIAL COMMON STOCK ON THE RECORD DATE.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on February 25, 2020.
The Company’s Notice of Internet Availability of Proxy Materials, Proxy Statement and the Company’s Annual Report to Stockholders, including Form 10-K, for the fiscal year ended September 30, 2019 are available at www.proxydocs.com/CASH.

PROXY STATEMENT SUMMARY

META FINANCIAL GROUP, INC
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

PROXY STATEMENT SUMMARY

ANNUAL MEETING OF STOCKHOLDERS
To be held February 25, 2020
INTRODUCTION
The board of directors (the “Board” or the “Board of Directors”) of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) is using this proxy statement to solicit proxies from the holders of the common stock, par value $0.01 per share, of the Company (“Common Stock”) for use at Meta Financial’s Annual Meeting of Stockholders (“Annual Meeting”). We are commencing mailing of the Notice of Internet Availability of Proxy Materials (the “Notice”), in lieu of a paper copy of this proxy statement, to our stockholders on or about January 15, 2020.
Certain information provided herein relates to MetaBank, which is a wholly owned subsidiary of Meta Financial.
INFORMATION ABOUT THE ANNUAL MEETING
Time and Place of the Annual Meeting; Matters to be Considered at the Annual Meeting
Time and Place of the Annual Meeting. Our Annual Meeting will be held as follows:

Date:	February 25, 2020
Time:	9:00 a.m., local time
Place:	MetaBank Corporate Services
5501 South Broadband Lane
Sioux Falls, South Dakota
Matters to be Considered at the Annual Meeting. At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal	Board’s Recommendation	Page Reference
1. Election of three directors	FOR	10
2. Advisory vote to approve the compensation of our named executive officers	FOR	52
3. Advisory vote to approve the frequency of the vote to approve compensation of our named executive officers	ONE YEAR	53
4. Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm	FOR	54
The stockholders may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Meta Financial Group, Inc. | 2019 Proxy Statement 1

PROXY STATEMENT SUMMARY

PROXY SUMMARY

This summary contains highlights of information from our Proxy Statement for the 2020 Annual Meeting. Please read the entire proxy statement before you vote.

CORPORATE GOVERNANCE HIGHLIGHTS

THE BOARD IS COMMITTED TO EXERCISING GOOD CORPORATE GOVERNANCE PRACTICES. THIS INCLUDES:

- Independent Chairman of the Board
- Chairperson and Chief Executive Officer ("CEO") positions are separate
- Each standing committee composed exclusively of independent directors
- Regular committee meetings throughout the year, including executive sessions without management present
- Stock ownership guidelines for our Executive Officers and Board of Directors
- Head of Governance, Risk, and Compliance ("GRC") hired in fiscal year 2019 to enhance risk oversight
- Over 75% average Board and Committee meeting attendance for each director in fiscal year 2019

2 FINANCIAL EXPERTS ON AUDIT COMMITTEE

6 INDEPENDENT DIRECTORS

25% WOMEN
GENDER DIVERSITY
75% MEN

86%
0-8 YEARS
9+ YEARS
<4 YEARS
4-8 YEARS
TENURE*
5.6 YEARS
Average Director Tenure

**Tenure for non-employee directors*

2 Meta Financial Group, Inc. | 2019 Proxy Statement

PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

- Engaged a new independent compensation consultant in fiscal year 2019
- 92% support for "Say-On-Pay" vote in 2019
- Target executive pay, on average, at the 50th percentile for comparably-sized companies
- 73% of CEO's pay and 51% of other named executive officers' ("NEOs") pay was variable and at-risk
- Significant portion (80%) of executive incentive awards tied to company performance, with only 20% tied to individual performance and other factors
- Actual incentive payouts are commensurate with our fiscal year 2019 financial performance and total shareholder return ("TSR")
- Equity incentives vest over two additional years to provide a long-term incentive component to our overall compensation mix
- Balanced compensation philosophy utilizing a mix of cash and equity, short-term and long-term, fixed and variable (at-risk) incentives

EFFECTIVE FOR FISCAL YEAR 2020

- Further enhanced our focus on creating long-term shareholder value by implementing a three-year long-term incentive plan that is directly aligned to our business strategy of increasing profitable growth and growing our returns on investment
- CEO and Chief Financial Officer ("CFO") will have separate annual and long-term incentive plans, including a three-year performance-contingent share unit award opportunity with payouts based on performance after fiscal year 2022
- Updated the pay peer group to better reflect current business model

22%
FIXED
BASE SALARY
2019
ACTUAL CEO COMPENSATION
CASH 29%
EQUITY 49%
VARIABLE
78%

ACTUAL
83RD Percentile
TARGET
50TH Percentile
18% TSR

RELATIVE TOTAL SHAREHOLDER RETURN ("TSR")[1]

ACTUAL
$103.4M
TARGET
$100.0M

ADJUSTED NET INCOME [2]

For additional information about our executive compensation practices, see our "Compensation Discussion and Analysis" in this Proxy Statement.

Meta Financial Group believes that our compensation program is a sound reflection of our compensation philosophy and, as such, our Board recommends that stockholders vote FOR our Say-On-Pay proposal.

Meta Financial Group, Inc. | 2019 Proxy Statement 3

VOTING INFORMATION

Voting Information

Voting Rights; Vote Required
Voting Rights of Stockholders. January 2, 2020 is the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of Meta Financial Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote for each share of Meta Financial Common Stock that you own. On the Record Date, a total of 37,171,835 shares of Meta Financial Common Stock were outstanding and entitled to vote at the Annual Meeting.
Employee Plan Shares. We maintain the Meta Financial Employee Stock Ownership Plan (the “Employee Plan”), which holds approximately 1.97% of the Meta Financial Common Stock outstanding as of the Record Date. Subject to certain eligibility requirements, employees of Meta Financial and MetaBank participate in the Employee Plan. Each participant in the Employee Plan is entitled to instruct the trustee of such Employee Plan as to how to vote such participant’s shares of Meta Financial Common Stock allocated to his or her Employee Plan account. If the Employee Plan participant properly executes the voting instruction card distributed by the Employee Plan trustee, the Employee Plan trustee will vote such participant’s shares in accordance with the participant’s instructions. If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee may vote such shares in its discretion. If the Employee Plan participant fails to give timely or properly executed voting instructions to the trustee with respect to the voting of the Meta Financial Common Stock that is allocated to the participant’s Employee Plan account, the Employee Plan trustee may vote such shares in its discretion. The Employee Plan trustee will vote the shares of Meta Financial Common Stock held in the Employee Plan but not allocated to any participant’s account in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their allocated shares of Meta Financial Common Stock. As of the Record Date, all of the shares of Meta Financial Common Stock held in the Employee Plan were allocated.
Shares Held by a Broker.  If shares of Meta Financial Common Stock are held through a bank, brokerage firm, trust or other nominee (a “broker”) on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are the beneficial owner of shares of Meta Financial Common Stock held by a broker in “street name,” your broker, as the record holder of the shares, will vote such shares in accordance with your instructions. If your shares of Meta Financial Common Stock are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers (but not all) participate in a program that offers Internet voting options and may provide you with a separate “Notice of Internet Availability of Proxy Materials.” Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares of Meta Financial Common Stock. For a further discussion of the rules regarding the voting of shares held by beneficial owners, please see the section below titled “Broker Non-Votes.”
Votes Required for Quorum. A quorum is necessary in order for us to conduct business at the Annual Meeting, and, if the holders of one‑third of the outstanding shares of Meta Financial Common Stock entitled to vote on the record date are present at the meeting, either in person or by proxy, then the quorum requirement is met. Broker non‑votes and abstentions will be counted as present for purposes of determining whether there is a quorum.
Votes Required to Approve Each Proposal:
Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Meta Financial Common Stock. This means that the three director nominees with the most affirmative votes will be elected. Shares of Meta Financial Common Stock that are represented by a proxy which are marked “vote withheld” for the election of one or more director nominees and broker non‑votes will have no effect on the vote for the election of directors, although they will be counted for purposes of determining whether there is a quorum. If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to or would decline to stand for election.
Proposal 2: Say-on-Pay. The affirmative vote of a majority of the shares of Meta Financial Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve, in a non‑binding

4 Meta Financial Group, Inc. | 2019 Proxy Statement

VOTING INFORMATION

advisory vote, the compensation paid to our “named executive officers” as set forth in this proxy statement. This is a non‑binding advisory vote. While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board, including the Compensation Committee of the Board, will consider the results of the “Say‑on‑Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.
Proposal 3: Say-on-Pay Frequency. The affirmative vote of a majority of the shares of Meta Financial Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve, in a non‑binding advisory vote, the frequency they would like to have the “Say-on-Pay” vote appear in the proxy statement. This is a non‑binding advisory vote. While the advisory resolution set forth in Proposal 3 below is not binding on the Company, the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Meta Financial Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Crowe LLP as the independent auditors of our financial statements for the year ending September 30, 2020. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “against” this proposal.
Broker Non-Votes. Under New York Stock Exchange rules, brokers, banks or other nominees that hold shares of Meta Financial Common Stock in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote such shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange). On non‑routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions. A “broker non‑vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. Each of Proposal 1: Election of Directors, Proposal 2: Say‑on‑Pay and Proposal 3: Say-on-Pay Frequency is considered a “non‑routine” matter, and your broker will not be able to vote your shares of Meta Financial Common Stock with respect to these matters without your instructions. Broker non‑votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non‑votes will, however, be counted in determining whether there is a quorum. Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.
The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees set forth in this proxy, “FOR” the non‑binding advisory vote to approve the compensation paid by us to our named executive officers, for “ONE YEAR” on the frequency of future advisory votes on the compensation of our named executive officers and “FOR” the ratification of the appointment of Crowe LLP as the independent auditors of the Company.
Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs
Voting of Proxies. You may vote in person at the Annual Meeting or by proxy. To ensure your representation at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting. You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date. See “-Revocability of Proxies” below.

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. We have elected to provide our stockholders access to our proxy materials over the Internet; accordingly, most stockholders will not receive printed copies of our proxy materials unless they request them. Instead, the Notice, which was previously mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Meta Financial Group, Inc. | 2019 Proxy Statement 5

VOTING INFORMATION

Your vote is very important to us, and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions you received in the Notice, on your proxy card (if you requested to receive printed proxy materials) or from your broker or other intermediary. There are three convenient ways of submitting your vote:

•
VOTE BY TELEPHONE OR INTERNET - All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares of Meta Financial Common Stock, and to confirm that their instructions have been recorded properly.

•
IN PERSON - All stockholders of record may vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares of Meta Financial Common Stock are held in the name of your broker, bank or other nominee, you must bring valid picture identification and an authorization letter from the broker, bank or nominee indicating that you were the beneficial owner of Meta Financial Common Stock on the Record Date if you wish to vote in person.

•
BY WRITTEN PROXY - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Shares of Meta Financial Common Stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions. If properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy will vote the shares of Meta Financial Common Stock “FOR” the election of each of the director nominees, “FOR” the non‑binding advisory vote to approve the compensation paid by us to our named executive officers, for “ONE YEAR” on the frequency of future advisory votes on the compensation of our named executive officers and “FOR” the ratification of the appointment of Crowe LLP as the independent auditors of the Company.
You may have received more than one Notice or, if you request paper copies of the proxy materials, you may receive more than one proxy card depending on how your shares of Meta Financial Common Stock are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case you would receive three separate Notices or proxy cards, as applicable, to vote.
The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.
Counting of Votes. Broadridge Financial Solutions, Inc. will serve as the official proxy tabulator. Glen W. Herrick, Executive Vice President and Chief Financial Officer of the Company, will act as the inspector of election and will count the votes at the Annual Meeting. We have engaged Regan & Associates, Inc. to serve as proxy solicitor in connection with the Annual Meeting.
Revocability of Proxies. You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date by following the instructions provided in the Notice or the proxy card (which must be received before the start of the Annual Meeting);

•
notifying the Corporate Secretary of Meta Financial in writing, at MetaBank Corporate Services, 5501 South Broadband Lane, Sioux Falls, South Dakota, 57108, before the Annual Meeting that you have revoked your proxy (the notification must be received by the close of business on February 24, 2020); or

•	voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy).

6 Meta Financial Group, Inc. | 2019 Proxy Statement

VOTING INFORMATION

If you have any questions or need assistance in voting your shares of Meta Financial Common Stock, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.
Proxy Solicitation Costs. We will pay our own costs of soliciting proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any internet access charges you may incur. In addition, Meta Financial’s directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies. We estimate that the fee for such services will be approximately $9,500.

Meta Financial Group, Inc. | 2019 Proxy Statement 7

STOCK OWNERSHIP

STOCK OWNERSHIP
Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial Common Stock as of the Record Date, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial Common Stock;

•	each director and director nominee of Meta Financial;

•	each named executive officer ("NEO") of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all of the current executive officers and directors of Meta Financial as a group.
To our knowledge, the persons named in the table below have sole voting power for all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock which that person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding for that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based upon 37,171,835 shares of Common Stock outstanding on the Record Date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
5% Beneficial Owners
BlackRock, Inc. (2)	4,851,208	13.05%
The Vanguard Group (3)	2,106,644	5.67%

Named Executive Officers & Directors
W. David Tull	700,449 (4)	1.88%
Bradley C. Hanson	426,017 (5)	1.15%
Glen W. Herrick	213,704	*
Michael K. Goik	179,226	*
J. Tyler Haahr	122,699 (6)	*
Michael R. Kramer	84,026 (7)	*
Sheree S. Thornsberry	23,556	*
Brett L. Pharr	22,775	*
Elizabeth G. Hoople	20,950	*
Douglas J. Hajek	14,131	*
Becky S. Shulman	11,749	*
Kendall E. Stork	11,363 (8)	*
Frederick V. Moore	5,509	*
Directors and executive officers of Meta Financial as a group (15 persons)	1,736,963 (9)	4.67%

8 Meta Financial Group, Inc. | 2019 Proxy Statement

STOCK OWNERSHIP

*	Indicates less than 1%.

(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

(2)
The address for BlackRock, Inc. is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. was obtained from a Schedule 13F filed with the SEC by BlackRock, Inc. on November 8, 2019.

(3)
The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information with respect to The Vanguard Group was obtained from a Schedule 13F filed with the SEC by The Vanguard Group on November 14, 2019.

(4)
Includes 326,655 shares held by a trust of which Mr. Tull is the sole trustee and a co-beneficiary, 336,999 shares, respectively, held by a trust of which Mr. Tull's spouse serves as a trustee and Mr. Tull and his spouse are co-beneficiaries, 26,795 shares held in a private foundation of which Mr. Tull has the ability to vote and direct share activity and 10,000 shares which are held by a trust of which Mr. Tull serves as a trustee.

(5)
Includes 17,886 shares which Mr. Hanson has the right to acquire pursuant to stock options within 60 days after the Record Date and 394,622 shares which are held by a trust of which Mr. Hanson is a trustee.

(6)	Includes 101,343 shares and 21,356 shares, which are held by two separate trusts of which Mr. Haahr is a trustee.

(7)
Includes 58,226 shares held by a trust of which Mr. Kramer is the sole trustee and sole beneficiary and 25,800 shares held by a trust of which Mr. Kramer's spouse serves as the sole trustee and sole beneficiary.

(8)	Consists of shares held by a trust of which Mr. Stork is a co-trustee.

(9)
Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares the Company’s directors and executive officers may be deemed to have sole or shared voting or investment power. Includes options to acquire an aggregate of 17,886 shares of Meta Financial Common Stock exercisable within 60 days after the Record Date. Does not include Mr. Haahr since, as of the date of this proxy statement, he is not an executive officer or director of the Company.

Meta Financial Group, Inc. | 2019 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight members. Approximately one-third of the directors are elected annually to serve for three-year periods or until their respective successors are elected and qualified. All of our director nominees currently serve as Meta Financial directors.
The table below sets forth information regarding the members of our Board of Directors continuing in office or nominated for re-election, including their age, position(s) with Meta Financial and term(s) of office. Our Board of Directors has determined that the following directors are “independent directors,” meeting the criteria for director independence under the applicable Listing Rules of NASDAQ: Douglas J. Hajek, Elizabeth G. Hoople, Michael R. Kramer, Frederick V. Moore, Becky S. Shulman and Kendall E. Stork. The Board of Directors does not believe that Bradley C. Hanson, our President and Chief Executive Officer, or W. David Tull qualifies as an independent director, and, therefore, they have not been appointed to the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee (the "Nominating Committee"). All directors and nominees have held their present positions for at least five years unless otherwise indicated in the applicable table below.
If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board of Directors names one. At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees.

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
Douglas J. Hajek	70	Director (Vice Chairman of the Board)	2013	2023
Michael R. Kramer	76	Director	2018	2023
Kendall E. Stork	66	Director	2016	2023

DOUGLAS J. HAJEK
Douglas J. Hajek is Vice Chairman of the Board of Directors of Meta Financial Group, Inc. and MetaBank. He is a lawyer concentrating in corporate and financial services matters with over thirty years of experience and practices with the law firm of Davenport, Evans, Hurwitz & Smith, LLP. Previously, Hajek held management positions in commercial banking at U.S. Bank and two independent banks. Hajek serves as vice chair of the South Dakota Building Authority and is a member of the Finance Council of the Catholic Diocese of Sioux Falls. Hajek graduated from South Dakota State University (B.S.), the University of Northern Colorado (M.A.), and the University of South Dakota School of Law. Hajek is a member of the Compensation and Nominating Committees.

Age: 70 Director Since: 2013

Committees: Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Hajek has developed through his banking, lobbying and legal work as well as his service on Meta Financial Group, Inc.’s Board of Directors and various Board committees enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial Group, Inc. The Board has recommended his nomination for re-election as a director of Meta Financial Group, Inc.

10 Meta Financial Group, Inc. | 2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL R. KRAMER
Michael R. Kramer has been a member at the law firm Dickinson Wright, PLLC, which served as legal counsel to Crestmark Bancorp, Inc. ("Crestmark") since 2004 through the Company's acquisition of Crestmark (the "Crestmark Acquisition"). Prior to that, Kramer was a senior partner at Miro Weiner & Kramer from 1995 to 2004. He has been a lawyer since 1968, concentrating on corporate, real estate and banking and financial services matters. Kramer received a B.A. in Business from Miami University and a J.D. from Wayne State University Law School. Kramer previously served as Chairman of the Board of Trustees for Oakland University in Rochester, Michigan. Kramer is a member of the Nominating Committee.

Age: 76 Director Since: 2018

Committees: Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Kramer has developed providing legal representation to financial institutions as well as his service on Meta Financial Group, Inc.'s Board of Directors and various Board committees enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial Group, Inc. The Board has recommended his nomination for re-election as a director of Meta Financial Group, Inc.

KENDALL E. STORK
Kendall E. Stork is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. In 2016, Mr. Stork retired as Sioux Falls Site President for Citibank, a position he held for 17 years. He was previously the President and CEO of Citibank, South Dakota where he served for 12 years as a Board Member, seven of those as Chair. Stork graduated from the University of Nebraska - Lincoln with a Bachelor’s degree in Business with an emphasis in Accounting. Stork is a member of the Compensation and Nominating Committees and serves as Chairperson of the Audit Committee.

Age: 66 Director Since: 2016

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Stork has developed through his position at Citibank, as well as his strong financial services and agriculture background and his service on Meta Financial Group, Inc.'s Board of Directors and various Board committees, enable him to provide the Board of Directors extensive financial and management expertise. The Board has recommended his nomination for re-election as a director of Meta Financial Group, Inc.

Directors Remaining in Office

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
Frederick V. Moore	63	Director (Chairman of the Board)	2006	2021
Becky S. Shulman	55	Director	2016	2021
W. David Tull	70	Director	2018	2021
Bradley C. Hanson	55	President, Chief Executive Officer and Director	2005	2022
Elizabeth G. Hoople	61	Director	2014	2022

Meta Financial Group, Inc. | 2019 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

FREDERICK V. MOORE
Frederick V. Moore is the Chairman of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Moore also has served as an Executive Search Consultant with AGB Search since July 2017. He also serves on the Executive Advisory Board of Campus Works, a company that provides consultation technology-based services to higher education, a post he has held since July 2017. Moore served as President of Buena Vista University in Storm Lake, Iowa from 1995 until June 2017, when he was named President Emeritus. Moore is an attorney who holds a J.D. with Honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill. He worked in corporate America as a strategic planner, financial analyst, and marketing executive. Moore is a member of the Audit, Compensation and Nominating Committees.

Age: 63 Director Since: 2006

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Moore has developed through his position as President of Buena Vista University, as well as his service as Chairman of the Board and on various Board committees, enable him to provide the Board of Directors extensive financial and management expertise.

BECKY S. SHULMAN
Becky S. Shulman is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Shulman is the Chief Operating Officer of Card Compliant, LLC, a compliance specialty company serving the prepaid industry, headquartered in Kansas City, Missouri. Prior to joining Card Compliant in 2012, Shulman held several executive positions in the financial services and tax industries, including CFO and Treasurer of H&R Block, Inc. and Deputy CFO of LPL Financial. She also served on the Board of Directors of H&R Block Bank from 2009 until its sale in 2015 and previously held the position of Chief Investment Officer of U.S. Central Credit Union. Shulman graduated from Eastern Illinois University with a B.S. degree in Computer Management and received her MBA from the University of Illinois. Shulman is a member of the Audit and Nominating Committees and serves as Chairperson of the Compensation Committee.

Age: 55 Director Since: 2016

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Shulman has developed through her positions at Card Compliant, LLC and H&R Block, as well as her service on Meta Financial Group, Inc.'s Board of Directors and various Board committees, enable her to provide the Board of Directors extensive financial and management expertise.

12 Meta Financial Group, Inc. | 2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

W. DAVID TULL
W. David Tull founded Crestmark, a commercial bank, in 1996 and served as Crestmark’s Chairman and Chief Executive Officer from Crestmark’s inception until Meta Financial’s acquisition of Crestmark in August 2018. Prior to founding Crestmark, Tull held positions as Executive Vice President and Treasurer of Michigan National Corporation, a $12 billion bank holding company. Tull received a bachelor’s degree in business administration from the University of Michigan and a banking certificate from the University of Wisconsin Graduate School of Banking. Tull has served on a variety of civic and corporate boards of directors including the American Factoring Association, the International Factoring Association, The Crown Group, Michigan National Bank, Independence One Mutual Funds, Marquette Venture Capital Advisory Board, Detroit Historical Society and The Music Hall Center for Performing Arts. Tull currently serves on the Board of Trustees for Oakland University in Rochester, Michigan. Tull serves as the Chairperson of the Metabank Risk and Credit Committee.

Age: 70 Director Since: 2018

Committees: N/A

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Tull has developed through his founding of, and leadership role within, Crestmark as well as his service on Meta Financial Group, Inc.'s Board of Directors and various Board committees enable him to provide the Board of Directors extensive management expertise and industry knowledge regarding the Crestmark division’s business.

BRADLEY C. HANSON
Bradley C. Hanson is President and Chief Executive Officer of Meta Financial Group, Inc. and MetaBank. Hanson has served as a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank since 2005. With more than 25 years of experience in banking, payment cards, and financial technology, Hanson has been widely recognized for the significant role he played in the development of the prepaid card industry. Hanson joined Meta Financial in May 2004 where he founded the Meta Payment Systems division. After serving as the President of MetaBank and the Meta Payment Systems division, Hanson was appointed Chief Executive Officer in October 2018. Before joining Meta Financial, Hanson served as a Senior Vice President at BankFirst where he gained experience in retail banking, mortgage lending, and credit cards, in addition to managing the technology and project management functions for the bank. Hanson holds a Bachelor of Arts degree in Economics from the University of South Dakota. Hanson serves on the Board of Directors for Bankaool, the first 100% digital Mexican bank, and has served on various non-profit boards including his current role as a member of the Global Board for Operation HOPE.

Age: 55 Director Since: 2005

Committees: N/A

Skills and Experience

The Board of Directors believes that Hanson's experience working with regulators and many financial innovators provides a unique perspective on the history of the prepaid payments industry, current threats and opportunities, and the changing roles of key participants in the prepaid industry. Hanson's years of experience as a member of the Board of Directors and service as an executive officer of Meta Financial Group, Inc. and involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc.

Meta Financial Group, Inc. | 2019 Proxy Statement 13

PROPOSAL 1: ELECTION OF DIRECTORS

ELIZABETH G. HOOPLE
Elizabeth G. Hoople is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Ms. Hoople currently works as a financial services consultant with Bank On Marketing, a consulting firm she formed in March 2013, specializing in business strategy, marketing and payments product development. Until March 2013, she served as head of marketing for Wells Fargo for 15 years and holds several patents for developing "My Spending Report", an online personal financial and budgeting tool for wellsfargo.com. Hoople previously held management positions with Providian Financial and also with Citigroup, at which she introduced the world's first major Photocard product. She holds a bachelor's degree from Bowling Green State University in Ohio. Hoople is a member of the Audit and Compensation Committees and serves as Chairperson of the Nominating Committee.

Age: 61 Director Since: 2014

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Hoople has developed through her years of involvement in various capacities in the financial services industry, as well as her service on Meta Financial Group, Inc.'s Board of Directors and various Board committees, enable her to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc.

14 Meta Financial Group, Inc. | 2019 Proxy Statement

COMMUNICATING WITH OUR DIRECTORS

COMMUNICATING WITH OUR DIRECTORS
The Company does not have a formal process by which stockholders may communicate directly with directors. Any communication, however, addressed to the Board of Directors or to any individual director at the Company’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, in care of Investor Relations, the Chairman of the Board, or a corporate officer, is forwarded to the Board or to the individual director, as applicable, without any screening process. The Company believes that this informal process has served the Board’s and stockholders’ needs. In view of SEC disclosure requirements relating to this issue, the Board may consider the development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of Investor Relations.

Meta Financial Group, Inc. | 2019 Proxy Statement 15

MEETINGS AND COMMITTEES

MEETINGS AND COMMITTEES

Meetings
Meetings of the Board of Directors are generally held on a monthly basis. The Board of Directors conducted 11 regular meetings and did not hold any special meetings during fiscal 2019. During fiscal 2019, each director attended at least 75% of the total number of Board meetings and at least 75% of the total number of meetings of the committees on which he or she served during the period he or she served as a director or Committee member.

Committees
During fiscal 2019, the Board of Directors of Meta Financial had an Audit Committee, Compensation Committee and Nominating Committee. Charters of each of the committees can be found on the Company’s website at www.metafinancialgroup.com, “Governance - Governance Documents - Committee Charters.”
The current committee assignments for each of the Audit, Compensation and Nominating Committees are shown below:

Committees
	Audit	Compensation	Nominating
Douglas J. Hajek		✓	✓
Elizabeth G. Hoople	✓	✓	CHAIR
Michael R. Kramer			✓
Frederick V. Moore	✓	✓	✓
Becky S. Shulman	✓	CHAIR	✓
Kendall E. Stork	CHAIR	✓	✓

The Audit Committee. The Audit Committee met seven times during fiscal 2019. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities related to: (i) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting process and financial statement audits, (ii) the registered public accounting firm’s (independent auditor) qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the Company’s compliance with legal and regulatory requirements and (v) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
The Compensation Committee. The Compensation Committee met nine times during fiscal 2019. The Compensation Committee’s general purpose is to establish and review the overall compensation philosophy of the Company, and discharge the Board of Director’s responsibilities relating to the compensation of the Company’s executive officers (within the meaning of Rule 3b‑7 of the Exchange Act), as well as the executive compensation plans of the Company. The Compensation Committee has the authority and responsibility to: (i) directly oversee and review the Company’s human resource programs for executive officers, (ii) review the Company’s executive officer compensation programs in light of the overall compensation philosophy, (iii) review and approve the compensation of the Company’s Chief Executive Officer and other executive officers, (iv) review the corporate goals and objectives relevant to the evaluation and compensation of the Company’s executive officers, and (v) review and approve any employment, severance, change‑in‑control or termination agreements to be made with any executive officer; such review and approval will include a recommendation to the Board as to whether it is appropriate and permissible under applicable state and federal regulations for the Company and MetaBank to include clawback provisions in any new or renegotiated employment, consulting or similar agreements permitting the Company or MetaBank to clawback payments, compensation or other benefits to any executive officer who has been found or has admitted to knowingly participating in any illegal activity. The Compensation Committee also has the sole authority to retain any compensation consultants hired to assist in the evaluation of executive officer compensation. In April 2017, the Compensation Committee retained Mercer (US) Inc. to provide advice concerning executive and director compensation, including with respect to fiscal 2019. In May 2019, the Compensation Committee retained Pay Governance LLC (“Pay Governance”) to provide advice concerning executive and director compensation. The Compensation Committee may also delegate its authority to subcommittees as it deems appropriate and, to the extent permitted by applicable law, delegate to one or more executive officers of the Company the authority, within guidelines established by the Compensation Committee, to approve equity compensation awards under established equity compensation plans of the Company to employees other than those subject to Section 16 of the Exchange Act and other officers of the Company. The Compensation Committee may also

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MEETINGS AND COMMITTEES

delegate any non‑discretionary administrative authority under Company compensation and benefit plans, consistent with any limitations specified in the applicable plans.
The Nominating Committee. The Nominating Committee met two times during fiscal 2019. Nominations of persons for election to the Board of Directors may only be made by or at the direction of the Nominating Committee, or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the By‑laws of Meta Financial. Pursuant to the By‑laws, nominations by stockholders must be delivered in writing to the Secretary of Meta Financial at least 30 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to stockholders, to be timely, notice by the stockholder must be received at the executive offices of Meta Financial not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made. Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific minimum qualifications that must be met by any candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating candidates proposed by either the Board or stockholders, the Nominating Committee selects individuals as director nominees based on the individual’s business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to board duties. In making its determinations, the Board considers all relevant laws and regulations as well as other factors deemed important by it (such as the present composition of the Board). The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the financial and accounting experience of a candidate, including whether an individual qualifies as an audit committee financial expert. Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s role as a community‑based financial institution.
The Company is incorporated in Delaware and has held its annual meetings in Iowa or South Dakota since its incorporation. Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions. Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities. In view of the fact that stockholders have not historically attended our annual meetings and that typically all of our directors have historically attended our annual meetings, including our 2019 Annual Meeting of Stockholders, we have not adopted a policy requiring the attendance of directors at the annual meeting.

Meta Financial Group, Inc. | 2019 Proxy Statement 17

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Code of Ethics
The Company has adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to our principal executive officer and senior financial officers, a copy of which can be found on the Company’s website at www.metafinancialgroup.com, “Governance - Governance Documents.” If we make substantive amendments to the Code of Ethics that are applicable to our principal executive or financial officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K in a timely manner.
Separation of Board Chairman and Chief Executive Officer
While the Board of Directors has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, Frederick V. Moore, an independent director, currently serves as Chairman of the Board. The Board has determined that separating the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company, allowing the Chairman to focus on Board matters, and the current President and Chief Executive Officer, Mr. Hanson, to focus on the Company's day-to-day operations. The Board believes the Company is well-served by this leadership structure.

Stock Ownership Guidelines
To further align the interests of our executive officers and non‑employee directors with those of the Company’s stockholders, the Compensation Committee has approved stock ownership guidelines for our executive officers and non‑employee directors. These guidelines were effective January 1, 2018 for our non-employee directors, President, Chief Executive Officer and Chief Financial Officer and effective December 2018 for our other executive officers. These guidelines provide, among other things, that:

•	each non‑employee director must hold a minimum number of shares of our Common Stock having a market value equal to three times each such director’s annual cash retainer;

•	our President and Chief Executive Officer must hold a minimum number of shares of our Common Stock having a market value equal to five times such officer’s annual base salary;

•	our Chief Financial Officer must hold a minimum number of shares of our Common Stock having a market value equal to three times such officer’s annual base salary;

•	our other executive officers must hold a minimum number of shares of our Common Stock having a market value equal to one times such officer's annual base salary;

•	the minimum stock ownership levels must be achieved by each non‑employee director and executive officer listed above within five years of the effective date of such guidelines;

•
until such minimum stock ownership requirement is met, each non‑employee director and executive officer subject to these guidelines must hold at least fifty percent (50%) of the net shares of Common Stock owned by such director and executive officer as of January 1, 2018, the effective date of the guidelines. For this purpose, the term “net shares” of Common Stock includes shares held outright, stock equivalents (e.g., stock units), shares held in benefit plans and unvested restricted stock, but such term excludes unexercised stock options and unvested performance awards;

•
to the extent these guidelines would place a severe hardship on such executive officer or non‑employee director, the Compensation Committee will make the final decision as to developing an alternative stock ownership guideline that reflects both the intention of these guidelines and the personal circumstances of such executive officer or non‑employee director; and

•	the Compensation Committee will review progress towards satisfying such guidelines at least annually.

Persons subject to the guidelines have five years to comply with the ownership requirements.
Risk Oversight
The Board of Directors of the Company is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors retains responsibility for general oversight. The Board of Directors endeavors to satisfy this responsibility by evaluating reports

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CORPORATE GOVERNANCE

by each committee chair regarding the committee’s considerations and actions, as well as by evaluating reports received from Company officers responsible for the oversight of particular risks within the Company, particularly MetaBank’s Chief Risk Officer who reports to the Company’s Chief Financial Officer. Risks relating to the direct operations of MetaBank are overseen by the Board of Directors of the Company, as they also serve as directors of MetaBank. The directors also oversee risk of MetaBank through the directors’ membership on MetaBank’s Committees. In particular, all of the Company’s Audit Committee members serve on MetaBank’s Audit Committee, and the Audit Committee annually reviews and approves management’s internal audit risk assessments and multi‑year audit plan. The Board of Directors of MetaBank also has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of the Company. Further, MetaBank’s Board of Directors oversees risks through the establishment of policies and procedures, recommended by MetaBank’s Head of Governance, Risk and Compliance and other officers that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to MetaBank. Finally, the Board also takes into account observations and recommendations of its regulators.
Audit Committee Matters
The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial Group, Inc., specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.
Audit Committee Report. The Audit Committee has issued the following report with respect to the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2019:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2019 audited consolidated financial statements;

•
The Audit Committee has discussed with Crowe LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301-Communications with Audit Committee issued by the Public Company Accounting Oversight Board (“PCAOB”);

•
The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2019 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Submitted by the Audit Committee of the Company’s Board of Directors:

Kendall E. Stork (Chairperson)
Elizabeth G. Hoople
Frederick V. Moore
Becky S. Shulman

Audit Committee Member Independence; Audit Committee Financial Expert; and Audit Committee Charter. Each member of the Audit Committee is a non‑employee director who (1) meets the criteria for independence set forth in Rule 10A‑3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) has not participated in the preparation of the financial statements of Meta Financial or any of its current subsidiaries at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of comprehensive income and cash flow statement, and otherwise complies with NASDAQ’s financial‑literacy requirements. The Board has determined that each of Mr. Moore, Ms. Shulman and Mr. Stork, representing three of the four members of the Audit Committee, based upon such individual's experience, training and education, qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the

Meta Financial Group, Inc. | 2019 Proxy Statement 19

CORPORATE GOVERNANCE

SEC, by virtue of the fact that such individual has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

20 Meta Financial Group, Inc. | 2019 Proxy Statement

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
In order to attract and retain qualified directors to represent stockholders, our philosophy is to set non-employee director compensation to be within a competitive range of pay at comparable companies. Generally every two years, the independent compensation consultant presents a market pay benchmarking analysis relative to comparable companies. The most recent competitive pay study was completed in September 2019. After reviewing the study, the current pay package was confirmed and no changes were made for fiscal 2020 non-employee director compensation.
The following table sets forth compensation information for the fiscal year ended September 30, 2019, for the Company’s non‑employee directors. Compensation for each director who is a named executive officer is included in the “Summary Compensation Table” below. Director compensation is determined by the full Board of Directors. For fiscal 2019, Mercer (US) Inc. advised the Compensation Committee concerning director compensation. Mercer assessed competitive director compensation levels using the same peer group used to assess executive compensation levels and also considered the compensation typically paid to a Chairman as compared to a lead director. Mercer then developed recommendations to position the Company’s program approximately at competitive median levels. For a discussion of the stock ownership guidelines for non‑employee directors adopted by the Compensation Committee, effective January 1, 2018, please see the above sub‑section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.
The elements of compensation paid to the Company’s and MetaBank’s non‑employee directors during the fiscal year ended September 30, 2019 were as follows:
For service on the Board of Directors:

	Meta Financial Group, Inc.	MetaBank, Inc.
Member Retainer	$27,500	$22,500
Stock Awards(1)	5,050	N/A

Additional Retainers:
Chairperson	$56,250	$18,750
Vice Chair	$15,000	$5,000

(1)
Stock awards of 5,050 shares of the Company’s Common Stock were granted under the Meta Financial Group, Inc. Amended and Restated 2002 Omnibus Incentive Plan (the "2002 Plan") on January 30, 2019 to directors on the Company's Board, vesting immediately

For service on the Company's and MetaBank's committees:

	Audit Committee	Compensation Committee	Nominating Committee	Risk and Credit Committee*
Member Retainer	$10,000	$9,500	$5,000	$5,000
Chairperson Retainer	$21,000	$15,000	$12,000	$12,000

*
The Risk and Credit Committee is a committee of the MetaBank Board of Directors. Current membership of the Committee includes Messrs. Tull (Chair), Moore, Hajek, Kramer and Stork and Mses. Hoople and Shulman.

Board members were also reimbursed for out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings.

Meta Financial Group, Inc. | 2019 Proxy Statement 21

COMPENSATION OF DIRECTORS

Director Compensation

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Douglas J. Hajek	$89,500	$120,594	$210,094
Elizabeth G. Hoople	$86,500	$120,594	$207,094
Michael R. Kramer	$69,500	$120,594	$190,094
Frederick V. Moore	$154,500	$120,594	$275,094
Becky S. Shulman	$85,000	$120,594	$205,594
Kendall E. Stork	$90,500	$120,594	$211,094
W. David Tull	$86,500	$120,594	$207,094

(1)
Awards for 2019 reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2019 Annual Report on Form 10-K.

22 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of the Company. Information pertaining to Mr. Hanson, who is a director and the President and Chief Executive Officer of the Company and MetaBank, may be found in the "Directors Remaining in Office" section of Proposal No. 1 above. The Board elects officers annually. For more information pertaining to the employment agreements and compensation of our executive officers, see “Executive Compensation” below.

Name	Age	Position(s) Held in Meta Financial	Executive Officer Since
Bradley C. Hanson	55	President and Chief Executive Officer (1)	2005
Glen W. Herrick	57	Executive Vice President and Chief Financial Officer	2013
Michael K. Goik	50	Executive Vice President and Head of Commercial Finance	2018
Brett L. Pharr (2)	58	Executive Vice President and Head of Governance, Risk and Compliance	2019
Shelly A. Schneekloth	55	Executive Vice President and Chief Operations Officer	2017
Anthony M. Sharett (3)	43	Executive Vice President, General Counsel and Secretary	2019
Sheree S. Thornsberry	51	Executive Vice President and Head of Payments	2017
Kathleen M. Winter (4)	51	Executive Vice President and Chief People Officer	2020

(1)
J. Tyler Haahr stepped down as CEO effective October 30, 2018 and remained Chairman of the Board until January 30, 2019, which was the date of the Annual Meeting of Stockholders. Mr. Hanson was appointed CEO effective October 30, 2018.

(2)	Mr. Pharr was appointed Executive Vice President and Head of Governance, Risk and Compliance on February 25, 2019

(3)	Mr. Sharett was appointed Executive Vice President and General Counsel on September 23, 2019.

(4)	Ms. Winter was appointed Executive Vice President and Chief People Officer on January 13, 2020.

GLEN W. HERRICK
Glen W. Herrick is the Executive Vice President and Chief Financial Officer of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in 2013, Mr. Herrick spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including CFO of Wells Fargo’s student loan division. Mr. Herrick holds a B.S. in Engineering Management from the United States Military Academy at West Point, New York, and an MBA from the University of South Dakota. Herrick also graduated from the Stonier Graduate School of Banking. Mr. Herrick is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 57 Executive Officer Since: 2013

MICHAEL K. GOIK
Michael K. Goik is the Executive Vice President and Head of Commercial Finance of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in August 2018, Mr. Goik served as Crestmark Bank’s President and Chief Operating Officer and fulfilled various roles at Crestmark (including underwriter, credit officer, manager of the new business group, and new product development manager) before being promoted to Director of Finance and Accounting for Crestmark. Before joining Crestmark, Mr. Goik worked for GE Capital and various other companies involved in the commercial finance products and services industry. Mr. Goik graduated with honors from Ferris State University with a bachelor’s degree in accounting and finance. Mr. Goik is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 50 Executive Officer Since: 2018

Meta Financial Group, Inc. | 2019 Proxy Statement 23

EXECUTIVE OFFICERS

BRETT L. PHARR
Brett Pharr is the Executive Vice President and Group Head of Governance, Risk & Compliance of Meta Financial Group, Inc. and MetaBank. Before joining Meta in February 2019, Mr. Pharr was an independent consultant, providing management consulting services to financial institutions from July 2018 to February 2019, and, from August 2014 until July 2018, he served as Senior Risk Director at Citizens Bank, a financial institution offering retail and commercial banking products and services, where he built an enterprise risk organization that solidified brand identity and increased stockholder confidence. Prior to Citizens Bank, Mr. Pharr worked for 32 years at Bank of America holding roles in Commercial and Consumer lines of business, M&A as well as Risk. He is a recognized specialist in optimized risk and regulatory compliance frameworks. He received a Bachelor of Science in Finance from Freed-Hardman University and an MBA from Bristol University. Mr. Pharr is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 58 Executive Officer Since: 2019

SHELLY A. SCHNEEKLOTH
Shelly A. Schneekloth is the Executive Vice President and Chief Operations Officer of Meta Financial Group, Inc. and MetaBank. Before joining the Company in November 2017, she was a business line executive from May 2012 until October 2017 at FIS, a provider of technology solutions for merchants, banks and capital market firms globally, where from May 2012 until January 2015, she was the Vice President of Operations of FIS’ Prepaid Processing Division, and, from January 2015 to October 2017, she was the General Manager of the Prepaid Processing Division. She received a BBA in International Business and Finance from James Madison University and an MBA from Virginia Tech. Ms. Schneekloth is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 55 Executive Officer Since: 2017

ANTHONY M. SHARETT
Anthony M. Sharett is the Executive Vice President, General Counsel and Secretary of Meta Financial Group, Inc. and MetaBank. Before joining the Company in September 2019, Anthony held legal and business unit positions from October 2016 through August 2019 at Nationwide Mutual Insurance Company, a U.S. insurance and financial services company, including service as the General Counsel and Interim President for Nationwide Bank and as the President of Nationwide Pet Insurance. Previously, from February 2015 until October 2016, Mr. Sharett was a partner at BakerHostetler, a national law firm, where he was the national co-leader for the firm’s Financial Practice Group, and, from May 2008 until February 2015, he was an attorney and later became a partner at Bricker & Eckler LLP, an Ohio law firm, where he was the chair of the firm's Consumer Financial Services Group. He holds a J.D. from Ohio State University Moritz College of Law. He holds his undergraduate degree from Ball State University and is a member of American College of Consumer Financial Services Lawyers. Mr. Sharett is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 43 Executive Officer Since: 2019

24 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE OFFICERS

SHEREE S. THORNSBERRY
Sheree S. Thornsberry is the Executive Vice President and Head of Payments of Meta Financial Group, Inc. and MetaBank. From October 2013 until Ms. Thornsberry joined the Company in September 2017, she held leadership positions at InteliSpend (now known as Hawk Incentives), an issuer and reissuer of branded prepaid products, and later Blackhawk Network, a provider of prepaid, gift card and other payments solutions. At Blackhawk Network, Ms. Thornsberry was General Manager of Hawk Incentives, where she was responsible for leading 600 employees. She holds a Master’s Degree in Public Administration from St. Louis University and received her undergraduate degree from Vassar College in Psychology. She is also a graduate of the School for International Training in Kenya, Africa. Ms. Thornsberry has received several industry accolades where she has been recognized for her work within the payments industry: named one of Incentive Magazine’s ‘25 Most Influential People in the Incentive Industry’ in 2016; participated in Incentive Magazine’s 2016 Annual Incentive Roundtable; and received the 2014 Paybefore ‘Top Motivator’ Product Innovation Award. Ms. Thornsberry is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 51 Executive Officer Since: 2017

KATHLEEN M. WINTER
Kathleen M. Winter is the Executive Vice President and Chief People Officer of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in January 2020, Ms. Winter served as Chief Human Resources Officer at UnitedWeb / Nextiva from 2017 to 2019.  Ms. Winter was the Vice President of Human Resources for imortgage & loanDepot from 2010 to 2017.  She was employed at CIT Group from 2005 to 2007 and Honeywell from 1994 to 2005, in a variety of human resource and organization development leadership roles, spanning locations across the globe and across multiple industries and lines of business.  Ms. Winter graduated with honors from Arizona State University with a bachelor’s degree in psychology and education and a M.Ed in instructional design and technology.  Ms. Winter is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 51 Executive Officer Since: 2020

Meta Financial Group, Inc. | 2019 Proxy Statement 25

EXECUTIVE COMPENSATION

A Letter From Our Compensation Committee
January 15, 2020
Dear Shareholders:
As members of the Compensation Committee of the Board of Directors of Meta Financial Group, Inc. ("Meta"), we are responsible for ensuring that our executive compensation program aligns the interests of our leadership team with those of Meta shareholders through our pay-for-performance philosophy.

Pay for Performance
The Compensation Committee members believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements (both individual and collective), promote overall compensation objectives, and encourage appropriate, but not excessive risk taking. It should be noted that a significant portion of each executive’s compensation package is driven by performance to align executive interests with those of shareholders, and to reward our leadership for increasing shareholder value and for achieving corporate and individual goals.
The executive compensation program has been designed to attract, retain, motivate and reward leaders who work to foster strong business results and promote the long-term success of the Company. To that end, compensation outcomes for the leadership team for fiscal 2019 reflected solid financial and operational results, including the ongoing integration of the Crestmark Acquisition, and significant success in delivering on our key business objectives. The fiscal 2019 executive incentive awards are contingent on meeting predefined corporate net income and relative total shareholder return goals, which, collectively, determined 80% of the award opportunity In addition, consideration was given to other financial, operational and individual achievements for the remaining 20% of the award opportunity, which was a discretionary component. Commensurate with our adjusted net income and relative TSR performance, the CEO and CFO earned incentive awards of approximately 134% of target. For the other three named executive officers employed by the Company at the end of fiscal 2019, the earned incentive awards averaged 134% of target. The following financial performance metrics were achieved in fiscal 2019

•	$103.4 million of adjusted net income* for fiscal year 2019, which exceeded our target goal and was above last year’s adjusted net income of $51.6 million

•
Relative total shareholder return at the 83rd percentile of the Company's comparator groups (pay peers and Russell 2000) for fiscal year 2019, which was above our target of the 50th percentile of the two comparator groups

*Net income was adjusted for actual expenses related to CEO separation costs and corporate strategy consulting services (expenses related to corporate strategy consulting services were capped at $2 million).
In addition, the Company's overall efficiency ratio improved to 68.5% in fiscal 2019 compared to 72.4% in fiscal 2018.
The Compensation Committee believes that executive officers should have a meaningful portion of their total compensation opportunity paid in equity. As such, the 2019 earned incentive awards were paid in a mix of cash and equity, with the CEO having the majority of his award (63%) paid in stock and the remainder paid in cash. The equity portion of the 2019 incentive awards was paid in restricted stock that vests in three equal annual installments commencing on the date of grant with the first third vesting immediately and the remaining two-thirds scheduled to vest ratably on October 16th, 2020 and 2021.

Pay and Governance Policies and Practices
The Compensation Committee and the Board of Directors value input from shareholders, striving to ensure a constructive dialog on both executive compensation and corporate governance in an effort to better align the interests of the Company with that of its shareholders. To that end, the Compensation Committee works to incorporate the results of the Say-On-Pay proposal from the prior year's annual meeting of shareholders as one of many important considerations in reviewing the current officer pay programs and planning for the upcoming year. The Compensation Committee periodically reviews our pay and governance programs with an independent compensation consultant and has adopted the following market practices and policies:

•	Link executive pay to company performance through annual and equity incentive awards

26 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

•	Balance short- and long-term incentives, cash and equity and fixed and variable pay

•
Compare executive pay and company performance to relevant peer group companies. To ensure the comparator group fits Meta's changing business mix, the peer group was reviewed and updated during the year as an external perspective in benchmarking target pay

•	Require executives to meet minimum stock ownership requirements

•	Include double-trigger change-in-control provisions in our employment agreements and certain of our restricted stock agreements

•	Provide only limited perquisites

Planning for Next Year
During 2019, the Compensation Committee met nine times as part of our efforts to administer the current compensation program and consider potential changes in the next years’ compensation program to strike the right balance between short-term financial results with long-term value creation. We engaged a new independent compensation consultant that has been working with the Compensation Committee to help ensure the executive officer pay programs continue to strongly align to Meta’s business strategy and talent needs. This is particularly important as we embark on our second year after the Crestmark Acquisition and focus on profitably growing both our earnings and returns.
For fiscal 2020, we are implementing separate annual and long-term incentive plans for the CEO and CFO. These incentive plans are directly aligned with our strategic plans and awards under the plans can be earned based upon earnings per share (EPS), return on assets (ROA), return on equity (ROE) and discretionary/strategic performance results. The long-term incentive, which will be the highest-weighted regular target annual pay element, is a performance-contingent share unit award opportunity for the 3-year period ending 2022. For our CEO and CFO, there are no regular time-based restricted stock awards for fiscal 2020; rather, 100% of their long-term incentive opportunity is tied to our three-year performance results with goals based on our strategic plan. Our intent for fiscal 2021 is to extend the long-term incentive plan to our other executive officers. We will provide more details about these incentive plans in next year’s proxy materials.

In addition to the changes in our annual and long-term incentive plans for fiscal 2020, the Company will execute our clawback policy for all NEOs.

**********
Meta operates in a highly competitive industry for executive talent so we structure our pay program to attract and retain critical talent that we need to deliver on our business strategy. We value feedback from our shareholders and continue to take actions to improve our pay program and enhance our disclosure concerning our pay program. We ask you to consider our overall approach to executive pay as you assess our pay program and its relationship to our strong performance this past year. We appreciate your continued support.

Respectfully,

Meta Financial Group, Inc. Compensation Committee

Becky S. Shulman (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Kendall E. Stork

Meta Financial Group, Inc. | 2019 Proxy Statement 27

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis for Fiscal Year 2019

The Compensation Committee of the Board has designed the Company’s executive compensation program to incentivize continued growth in shareholder value while providing appropriate incentives to retain key talent in the extremely competitive markets in which the Company does business. The discussion and tables that follow detail the Company’s compensation program for fiscal year 2019 for its executive officers and highlight the Compensation Committee’s decisions. They also explain how the compensation program is designed to retain the Company's talented executive team and incentivizes the team to continue to grow shareholder value.

Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) discusses the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “named executive officers” or “NEOs”). For the fiscal year ended September 30, 2019, the NEOs were:

Named Executive Officer	Title
Bradley C. Hanson	Chief Executive Officer and President*
Glen W. Herrick	Executive Vice President and Chief Financial Officer
Michael K. Goik	Executive Vice President and Head of Commercial Finance
Sheree S. Thornsberry	Executive Vice President and Head of Payments
Brett L. Pharr	Executive Vice President and Head of Governance, Risk and Compliance
J. Tyler Haahr	Former Chairman of the Board and Chief Executive Officer**
* Mr. Hanson was appointed CEO effective October 30, 2018.
** Mr. Haahr stepped down as CEO effective October 30, 2018, before executive compensation decisions for fiscal 2019 were finalized. Accordingly, Mr. Haahr did not receive a base salary increase, annual cash incentive award or equity incentive award for fiscal 2019 and for this reason is omitted from portions of the discussion and certain of the tables that follow. For a description of post-employment arrangements for Mr. Haahr, see "Post-Employment: Exit of Prior CEO (Mr Haahr)" below. Mr. Haahr also stepped down as Chairman of the Board effective January 19, 2019.

Executive Summary: 2019 Performance Results and Pay Outcomes

Consistent with the Company’s focus on aligning pay and performance, the executive officer team has a majority of their annual pay opportunity, which is generally targeted to be near market median levels, based on the achievement of specific company financial goals and other important company and individual measures. As part of the regular annual pay review, base salary and target incentive award opportunities are reviewed. During 2019, this review resulted in salary increases of approximately 3.0%, on average, for each of the named executive officers, other than Mr. Haahr.
The payout of cash incentive awards and granting of equity awards to the executive officer reflect performance results achieved for the year. For 2019, the Company achieved adjusted net income and relative TSR performance results that were above target, resulting in the executive officers earning incentive awards that were above target.

Metric	Target	Actual
Adjusted Net Income	$100M	$103.4M
Relative TSR	50th Percentile	83rd Percentile

Effective for fiscal year 2020, we are implementing a new pay program design for our CEO and CFO to provide the majority of their incentive award opportunity through a long-term incentive award program with results assessed after the end of fiscal year 2022. This long-term incentive program design directly aligns the earning of equity awards to execution of our business strategy. Our current expectation is to extend this new long-term incentive plan to other

28 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

officers for fiscal 2021. Additional summary information is presented later in the CD&A and more details will be included in next year’s proxy materials.

Say-on-Pay
The Compensation Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s shareholders. This is informed by the annual say-on-pay vote and periodic discussions with shareholders. As part of its on-going review of the program, the Compensation Committee considered the approval by approximately 92% of the votes cast for the Company’s “say-on-pay” vote at the 2019 annual meeting, which was an increase from last year’s 61% support. The executive team has continued its stockholder engagement efforts on executive compensation matters and believes that continued engagement with and feedback by the Company’s stockholders is a necessary component in evaluating its compensation programs on an ongoing basis.
Pay and Governance Policies and Practices
The Compensation Committee has adopted the following pay and governance policies and practices that align with the Company's approach to executive compensation:

What We Do	What We Don’t Do
Link executive pay to company performance through annual cash and equity incentive awards	No aspect of the pay policies or practices pose material adverse risk to the Company
Balance cash and equity incentives and fixed and variable pay	No excise tax gross-ups related to change-in-control transactions
Compare executive compensation and company performance to relevant peer group companies	No minimum guaranteed cash performance-based incentive awards for regular incentive cycles
Require executives to meet minimum stock ownership requirements	No provision of awards to NEOs that are more favorable than compensation and awards that are granted to other executive officers, on a proportionate basis relative to base salary
Include compensation clawback provision in employment agreements to ensure accountability to decision making
Provide limited perquisites
Hire independent compensation consultants to advise the Compensation Committee and promote best governance practices
Consider both Company and individual performance metrics to ensure differentiated effort and results with differentiated rewards

Executive Compensation Principles
The Company has developed the following executive compensation principles to guide its pay practices and decisions in recruiting, retaining, and rewarding highly qualified executive talent. The Company's approach is intended to encourage and reward executive officers for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the federal rules and regulations governing financial institutions. These principles are intended as guidelines that do not require precise compliance, and actual practice may vary according to business conditions, individual background and performance, and other factors.

Meta Financial Group, Inc. | 2019 Proxy Statement 29

EXECUTIVE COMPENSATION

Competitive Positioning
The Company generally targets total pay opportunities at the 50th percentile for comparably-sized companies for experienced executives who consistently meet performance expectations, with actual application based on specific individual factors, such as:

•	Target pay opportunities for newly hired executives and those with less experience would typically be below the market 50th percentile

•	Target pay opportunities for executives with significant experience would typically be higher than the market 50th percentile

•	Actual incentive award payouts will vary from the target pay opportunities based on company and individual performance

•	Target pay opportunities for positions deemed "pivotal" to the strategy may be higher than the market 50th percentile in total cash compensation

Target Pay Mix
A significant portion of each executive’s total compensation package is driven by performance to align executive interests with those of shareholders, and to reward them for increasing the shareholder value of the enterprise and/or for individual goal achievement. The bar graph below shows that 73% of the CEO’s and 51% on average of the other NEOs’ target total compensation was performance-based and at-risk for fiscal 2019.

30 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Elements
For fiscal 2019, base salary, annual cash incentive awards, and equity incentive awards were the three principal compensation components for the NEOs. The objective and key features of each element are noted in the following table:

Compensation Elements
Pay Element	Objective	Key Features
Base salary	Reward individual executives based on their qualifications, experience and individual performance, and the value of the position to the organization	Targeted at market 50th percentile with actual salaries falling above or below that level to reflect each incumbent’s experience, performance, etc., internal equity and other factors
Annual cash incentive awards	Reward executives for the annual performance of the Company, including meeting predefined corporate and individual goals with a strong emphasis on corporate goals	At least 80% of the annual incentive award was based on meeting corporate performance measures for each of the NEOs
Equity incentive awards	Align executives’ interests with those of shareholders, enhance retention and encourage executives to meet corporate performance goals	For fiscal 2019, equity awards applied the same performance metrics as the cash incentive award and were subject to one-year performance goals with up to two years of additional vesting

Compensation Consultant
In May 2019, the Compensation Committee engaged Pay Governance LLC as its independent consultant to assist with executive and non-employee director compensation. Previously, the Compensation Committee engaged Mercer (US), LLC (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide selective assistance during the earlier part of 2019. See "Compensation of Directors" above for a discussion of assistance provided by Mercer in connection with fiscal 2019 executive and non-employee director compensation. Pay Governance assisted with preparing for the fiscal 2020 executive compensation program by reviewing the pay peer group, benchmarking executive officer and non-employee director pay, analyzing the annual cash and equity incentive award plans, summarizing current market trends and other assistance related to executive officer compensation.

Peer Group

Mercer assisted the Compensation Committee in developing a peer group of publicly traded companies to analyze the Company’s compensation practices for fiscal 2018 and the start of fiscal 2019 (there were no changes to the peer group in fiscal 2019 from the prior year). The companies selected for the peer group reflect the Company’s size based on revenues, assets, market capitalization and net income. The peer group also reflects the Company’s diverse business, which includes a significant amount of non-traditional banking services (e.g., payment processing, ATM services, prepaid cards, tax refund processing, consumer lending and insurance premium financing) in addition to traditional banking and consumer financial services. The Compensation Committee, in consultation with Mercer, determined that comparable companies reflect the following three industry groups: banks (including thrifts and mortgage finance); financial services (including consumer finance and diversified financial services); and financial technology.
The companies selected for the peer group used to assist in 2019 target pay setting and as a reference point in other decisions made in early fiscal 2019 are set forth in the table below.

Meta Financial Group, Inc. | 2019 Proxy Statement 31

EXECUTIVE COMPENSATION

FY 2019 Peer Group
Banks	Financial Services	Financial Technology
Beneficial Bancorp, Inc.	Elevate Credit, Inc.	ACI Worldwide
AXOS Financial, Inc.	Enova International, Inc.	Bankrate, Inc.
Great Western Bancorp, Inc.	Green Dot Corp.	Black Knight, Inc.
Oritani Financial Corp.	First Eagle Investment Management, LLC	Blucora, Inc.
The Bancorp, Inc.	On Deck Capital, Inc.	Cass Information Systems Inc.
Tristate Capital Holdings, Inc.	Regional Management Corp.	Envestnet, Inc.
WSFS Financial Corp.	World Acceptance Corp.	Evertec, Inc.
Fair Isaac Corp.
WEX, Inc.

For assistance with benchmarking potential 2020 target pay levels, a new pay peer group was developed with the assistance of Pay Governance. Selection of the comparator companies was based on consideration of business mix, talent and business competitors, location, size, profitability and other factors. This comparator group was one of many reference points used to help develop the 2020 officer pay program.

FY 2020 Peer Group
ACI Worldwide, Inc.	National Bank Holdings Corporation
Axos Financial, Inc.	On Deck Capital, Inc.
Cardtronics plc	The Bancorp, Inc.
Customers Bancorp, Inc.	TriState Capital Holdings, Inc.
Enova International, Inc.	Triumph Bancorp, Inc.
Great Western Bancorp, Inc.	Trustmark Corporation
Green Dot Corporation	World Acceptance Corporation
Live Oak Bancshares, Inc.	WSFS Financial Corporation
Executive Compensation Components
For fiscal 2019, the components of compensation for our NEOs were:

•	Base salary

•	Annual cash incentive awards

•	Equity incentive awards with multi-year vesting requirements

•	Retirement benefits

•	Limited perquisites and other personal benefits

The Compensation Committee uses these pay elements to compensate the NEOs because it believes the compensation program should reward Company and individual performance and incentivize executive officers to achieve and maintain superior levels of performance that contribute to long-term shareholder value. Annual cash and equity-based incentive compensation rewards executives who provide a level of performance that warrants recognition in the form of compensation above base salary and is based on (i) overall Company performance and (ii) individual performance. The Compensation Committee approves target levels and actual payouts based on achievement of performance goals established under the Company’s annual cash and equity incentive plans.
Special circumstances may arise that merit discretionary adjustments outside of the plan design of awards (either up or down), for example, if the performance of a single department disproportionately impacts the results of other executive officers. The specific rationale for any discretionary adjustments will be documented by the Compensation Committee and shared with the affected executive. No discretionary adjustments were made outside of the plan design for awards granted to the named executive officers for fiscal 2019.

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EXECUTIVE COMPENSATION

Base Salary
The Company provides a level of base salary commensurate with the position and the demonstrated abilities of the individual executive officer. The Compensation Committee generally targets executive salaries at the 50th percentile of the competitive market. Individual base salaries take into account each executive’s position, past experience, level of achievement and anticipation of continued performance, as well as internal pay equity and other factors and, to the extent applicable, the terms of such executive’s employment agreement. Base salaries are reviewed annually by the Compensation Committee and recommendations for adjustments are made to the Board of Directors for its review and, if appropriate, for approval. With respect to Messrs. Hanson and Herrick, base salary may be increased (but not decreased) from the prior year, and, with respect to Mr. Goik, base salary may be increased from the prior year but not decreased unless Mr. Goik provides prior written consent to the reduction in base salary or the reduction is made as part of, and is materially consistent with, a general reduction of senior executive salaries, in each case, in accordance with the terms of their respective employment agreements.
A review of individual performance includes factors that demonstrate conformity with the responsibility for the safe and sound operation of the Company. The relevance of specific factors varies based on the individual position and includes items such as compliance with internal policies, accepted business practices and regulatory requirements; observed leadership and administrative abilities; level of technical competence demonstrated in carrying out the responsibilities of the position; and ability to plan for and respond to changing circumstances.
For fiscal 2019, the following executive officer salary changes were made:

Named Executive Officer	Fiscal Year 2018 Salary	Fiscal Year 2019 Salary	% Change
Bradley C. Hanson	$814,000	$825,000	1.4%
Glen W. Herrick	$450,000	$465,000	3.3%
Michael K. Goik	$435,000	$450,000	3.4%
Sheree S. Thornsberry	$375,000	$390,000	4.0%
Brett L. Pharr	N/A	$350,000	N/A

Incentive Awards
The goal of the incentive program is to reward executive officers for the performance of the Company, considering both corporate and individual performance. Each NEO has an opportunity to receive an annual incentive award that is delivered part in cash and part in equity (currently for fiscal year 2019, restricted stock), with a lower portion in cash for the CEO and CFO. The employment agreements for Messrs. Hanson and Herrick also establish parameters regarding the target bonus opportunity, as a percentage of base salary, for the applicable NEO and the percentage allocation of such bonus that will be payable between cash and equity. For each of the other NEOs, the Compensation Committee sets a threshold, target, superior and maximum aggregate amount of incentive compensation (for both cash and equity) as a percentage of base salary based on market competitiveness, internal equity and level of responsibility. Annual awards are contingent on meeting predefined corporate and/or individual goals with a strong emphasis on corporate goals. The weighting of the goals will vary based on the scope of responsibilities of each executive’s job; however, corporate performance will be weighted 80% at a minimum.

Meta Financial Group, Inc. | 2019 Proxy Statement 33

EXECUTIVE COMPENSATION

The total target incentives, cash portion and equity portion, as a percentage of base salary for fiscal 2019, are set forth in the following table:

Total Target Incentive Opportunity as a % of Base Salary
Named Executive Officer	Total Target Incentive (% of Base Salary)	Cash Portion (% of Total)	Equity Portion (% of Total)
Bradley C. Hanson	267%	37.5%	62.5%
Glen W. Herrick	180%	41.2%	58.8%
Michael K. Goik	90%	50.0%	50.0%
Sheree S. Thornsberry (1)	90%	50.0%	50.0%
Brett L. Pharr	75%	50.0%	50.0%
(1) Ms. Thornsberry's total target incentive was increased to 90% from 75% for fiscal year 2019 by the Board of Directors on December 20, 2018 based upon management recommendations and a review of business line management responsibilities.

The threshold, target, superior and maximum weighted average values and actual incentive awards as a percentage of base salary for fiscal 2019 are set forth in the following table:

Potential Incentive Awards: as a % of Base Salary and Actual Award
Named Executive Officer	Threshold	Target	Superior	Maximum	Actual
Bradley C. Hanson	134%	267%	402%	509%	357%
Glen W. Herrick	90%	180%	270%	342%	240%
Michael K. Goik	45%	90%	135%	171%	120%
Sheree S. Thornsberry	45%	90%	135%	171%	116%
Brett L. Pharr (1)	38%	75%	113%	143%	104%
(1) Mr. Pharr's salary was prorated at 58% for incentive calculations based upon date of hire.

For the incentive awards for fiscal 2019, 80% of the potential incentive awards was based on Adjusted Net Income (weighted 50%) and Relative TSR (weighted 30%). The remaining 20% was based on a discretionary assessment of other considerations (which include Company, business unit and individual performance), as summarized in the following table:

Performance Metric	Weighting	Why Metric Was Chosen
Adjusted Net Income*	50%	Foundational measure of our overall profitability
Relative Total Shareholder Return	30%	Measures our performance relative to market references the Russell 2000 Index and our 2019 Peer Group (equally weighted)
Other Considerations (Discretionary)	20%	Allows the Compensation Committee to qualitatively evaluate the management team on a number of measures on a discretionary basis, without allocating any specific percentages to these factors
*Net income was adjusted for actual expenses related to CEO separation costs and corporate strategy consulting services (expenses related to corporate strategy consulting services were capped at $2 million).

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EXECUTIVE COMPENSATION

The Compensation Committee established threshold, target, superior and maximum performance levels for the performance metrics relating to Company performance. The relative TSR goals are structured as percentiles; for example, the target award would be earned if our TSR was exactly equal to the median (50th percentile) of the respective comparator group. For performance between two goal levels, payouts are calculated via interpolation.
After comparing these performance levels to the Company’s actual fiscal 2019 Adjusted Net Income and TSR performance, which were above the target goals, the Compensation Committee determined that each NEO was entitled to a weighted performance payout multiplier of 129% to 139% of target, as set forth in the tables below.

Company Performance Multiplier Calculation
Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Superior (150% Payout)	Maximum (200% Payout)	Actual Performance	Payout Level (Interpolated)	Metric Weighting	Actual Payout Multiplier
Adjusted Net Income (50% weighting)	$90M	$100M	$108M	$112M	$103M	121%	50%	61%
Relative Total Shareholder Return (30% weighting)	25th Percentile	50th Percentile	75th Percentile	90th Percentile	83rd Percentile	177%	30%	53%
Other Considerations (Discretionary)(20% weighting)	50%	100%	150%	150%	Varies	75% to 125%	20%	15% to 25%
Total							100%	129% to 139%
The Other Considerations (Discretionary) component reflects a qualitative assessment of other financial, operational and individual performance factors. In determining the payouts for this component, the Compensation Committee considered the CEO’s recommendations regarding the other NEOs’ performance during fiscal 2019, which considered individual performance evaluations, contributions to key initiatives, business unit results and other areas. No specific weighting or formula was assigned to the factors. For the CEO, the Board discussed the CEO’s performance based on the foregoing areas and other factors, and determined the payout level during a meeting without the CEO in attendance. Payout levels for this discretionary component ranged from 75% to 125% of target (the CEO was at 100% of target).

Incentive Payout Calculations and Cash/Equity Mix
Named Executive Officer	Base Salary*	Target Incentive Level	Actual Incentive Level	Actual Total Incentive*	Portion Paid in Cash*	Portion Paid in Equity*	Total # of Shares**
Bradley C. Hanson	$825	267%	357%	$2,948	$1,105	$1,842	55,492
Glen W. Herrick	$465	180%	240%	$1,117	$460	$657	19,799
Michael K. Goik	$450	90%	120%	$541	$270	$270	8,143
Sheree S. Thornsberry	$390	90%	116%	$451	$226	$226	6,793
Brett L. Pharr (1)	$350	75%	104%	$212	$106	$106	3,194
* Dollar values are in thousands and rounded.
** Total number of shares was determined by dividing the approved dollar amount of equity by $33.20, which was the closing market price of Meta Financial Group, Inc. common stock on November 19, 2019, the date on which the shares were awarded.
(1) Mr. Pharr's salary was prorated at 58% for incentive calculations based upon date of hire.
The equity portion of the incentive award for fiscal 2019 was delivered in restricted stock and determined using the same metrics as the cash incentive awards. As such, the entire incentive award was subject to the achievement of specific goals. Per the terms of his offer letter, Mr. Pharr received 20,000 shares of restricted stock granted on his

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hire date of February 25, 2019 that vest in equal installments of 4,000 shares on each anniversary of his hire date through 2024. Other than the grant made to Mr. Pharr, there were no separate outright grants of equity to the NEOs in 2019. Each year, the Compensation Committee evaluates the structure and amount of the equity awards provided to the NEOs, including the performance metrics applicable to such awards. Restricted stock was chosen by the Compensation Committee to provide a multi-year vesting award after applicable performance goals have been met, which the Compensation Committee believes provides a long-term incentive component to overall compensation mix.
The number of shares of restricted stock awarded on November 19, 2019 to each of the NEOs was based on meeting the quantitative measures disclosed above and was determined by taking the indicated percentage multiplied by the applicable individual's base salary, and then dividing by a fixed price of $33.20 (which was the closing stock price on November 22, 2019).
For all grants related to fiscal 2019 compensation, one-third of such stock grants were immediately vested on the date of grant, one-third vest on October 16, 2020, and the remaining one-third vest on October 16, 2021.
Tax Consequences
Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to certain executives, but exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017, and compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017. The Compensation Committee currently intends to maximize the tax deductibility of compensation paid to executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent and for other purposes determined to be valuable, it may pay compensation to our executive officers that may not be deductible due to the limit imposed by Code Section 162(m).
Total Direct Compensation
A summary of the base salaries, annual cash incentive awards and equity incentive compensation paid or awarded to each NEO for fiscal 2019 is provided in the table below. The cash and equity incentive awards reflect our above target financial and TSR performance for fiscal 2019:

		Cash Incentive Awards		Equity Incentive Awards*
Name	Base Salary*	Percentage of Base Salary	Amount*	Percentage of Base Salary	Amount*	Number of Shares Acquired (#)	Total Compensation*
Bradley C. Hanson	$825	134%	$1,105	223%	$1,842	55,493	$3,773
Glen W. Herrick	$465	99%	$460	141%	$657	19,799	$1,582
Michael K. Goik (2)	$450	60%	$270	60%	$270	8,143	$991
Sheree S. Thornsberry	$390	58%	$226	58%	$226	6,793	$841
Brett L. Pharr (1)	$350	52%	$106	52%	$106	3,195	$416
*Dollars are presented in thousands and rounded. Equity Incentive Awards - Amount and Total Compensation include the value of equity incentive awards, based on the closing price of Meta Financial Common Stock on the grant date.
(1) Mr. Pharr's salary was prorated to 58% for incentive award calculation based upon date of hire.

Special Incentive Awards
In fiscal year 2017, as an inducement to Messrs. Haahr, Hanson, and Herrick to enter into employment agreements with restrictive covenants to which they were not previously subject, these three executive officers received special long-term, performance-based equity awards. Each of these restricted stock awards is scheduled to vest ratably over an eight-year period (ending October 1, 2024), provided that the executive maintains continuous service through the eight-year performance period and the performance goals are satisfied for each measurement period during the performance period. Notwithstanding Mr. Haahr’s cessation of service to the Company in fiscal 2019, shares of outstanding restricted

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stock previously granted to Mr. Haahr that were subject to vesting, were intended to constitute performance-based compensation under Section 162(m) of the Code and would otherwise vest in a year subsequent to fiscal year 2019 (based on the satisfaction of applicable performance requirements), continue to vest in accordance with the terms and conditions contained in the Transition Agreement, as described above. If the performance goals for a specified period are not met, the restricted shares awarded for that period will be forfeited. The Compensation Committee determined that the performance criteria and vesting period (using an eight-year period as opposed to the Company’s more typical three-year vesting period) were appropriate to incentivize these executive officers to continue providing high-level services to the Company and its stockholders over the long term.

Each of Messrs. Haahr and Hanson received restricted stock awards under the 2002 Plan of (i) 89,156 shares (or 267,468 shares, adjusting for the effect of the Company's three-for-one forward stock split with respect to its common stock, paid in the form of a stock dividend on October 4, 2018 to stockholders of record on September 30, 2018 (the "Stock Split")) of Meta Financial Common Stock on November 16, 2016 and (ii) 10,844 shares (or 32,532 shares, adjusting for the effect of the Stock Split) of Meta Financial Common Stock on January 1, 2017, in each case, subject to performance vesting conditions and other terms in such individual's performance-based restricted stock award agreement and, with respect to Mr. Haahr, pursuant to the Transition Agreement (see "Post-Employment: Exit of Prior CEO (Mr. Haahr)" below for further information). Mr. Herrick received restricted stock awards under the 2002 Plan on December 2, 2016 of 60,000 shares (or 180,000 shares, adjusting for the effect of the Stock Split) of Meta Financial Common Stock.

The performance criteria for these restricted stock awards requires the Compensation Committee, following the four quarters ending June 30th immediately preceding each vesting date in the restricted stock agreements, to certify whether the Company has satisfied capital requirements under the Basel III Capital Rules or such other capital requirements as may be promulgated by the Federal Reserve and the Office of the Comptroller of the Currency; provided that for the October 1, 2017 vesting date, the measurement period was the period beginning January 1, 2017 and ending June 30, 2017. If the Compensation Committee determines that the Company has not satisfied these capital requirements, the number of restricted shares for that determination period will be forfeited.

Benefits
The Company provides competitive core benefits to all of its employees, including the executive officers. The Company generally chooses not to emphasize supplemental benefits for its executive officers, preferring to provide greater incentive award opportunities in the variable components of direct compensation. On a case-by-case basis and with prior approval by the Board, the Company may provide additional benefits or grandfather executive officers under previous benefit plans. These programs will vary by executive and will often be influenced by factors such as position, responsibility, tenure, performance, and the circumstances surrounding the executive joining the Company.
Retirement Benefits
Most MetaBank employees, including the NEOs, participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. The Company’s NEOs also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan” or “BEP”) and related Trust Agreement. This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified retirement plan account.
Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution (for additional details, see “Nonqualified Deferred Compensation Plans”).

Perquisites and Other Personal Benefits
To better enable the Company to attract and retain superior employees for key positions, it provides the NEOs with limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program. The Company may provide perquisites necessary for an executive to efficiently and effectively perform his/her duties, such as cell phone, reimbursement of social club dues, auto allowance, etc. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

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Attributed costs of the perquisites and personal benefits for the NEOs for fiscal 2019 are included in the “Summary Compensation Table” below. The costs shown are for personal use of a Company-provided automobile (based on mileage driven and depreciation), life insurance premiums, personal use of a Company-paid country club membership, a gift card given to all employees as a holiday bonus, a gift card given in appreciation of tenure milestones and tax gross-ups for non-cash perquisites, such as gift cards and rent reimbursements, and are taxable income to the NEOs who received these perquisites and personal benefits. The Company generally receives a corresponding compensation deduction (subject to the limitations of Code Section 162(m) described above).
Compensation Risk Analysis
During fiscal 2019, the Compensation Committee reviewed the Company’s compensation practices to ensure that the compensation structure, as designed and executed, does not motivate excessive risk-taking that could have a material adverse effect on the Company.
After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk-taking. This conclusion reflected a review of various factors, such as fostering an appropriate risk management culture. The Compensation Committee will continue to review and monitor its compensation programs to ensure that they do not motivate excessive risk-taking that could have a material adverse effect on the Company.
Clawback Policy
The Company has reserved the right under the employment agreements of Messrs. Hanson, Herrick and Goik to claw back incentive-based or any other compensation paid to each of these NEOs that is subject to recovery under any law, government regulation, or stock exchange listing requirement. The Company will extend the clawback policy to all NEOs in fiscal 2020.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines that require executives to hold equity valued at a specified multiple of base salary. Employees have five years from the date they become subject to these guidelines to comply. Holdings counted toward the guidelines include the following: (1) shares of stock owned individually, jointly, or in trusts controlled by the employee; (2) restricted stock and restricted stock units; and (3) shares owned in qualified savings or stock ownership plans, whether vested or not. Executive stock ownership requirements are set forth in the following table:

Named Executive Officer	Stock Ownership Target as a Multiple of Salary	Actual Stock Ownership Level as a Multiple of Salary (1)
Bradley C. Hanson	5x	14.1x
Glen W. Herrick	3x	13.0x
Michael K. Goik	1x	11.2x
Sheree S. Thornsberry	1x	1.7x
Brett L. Pharr	1x	1.6x

(1)	Presented as of the Record Date

Policy on Hedging of Company Stock
Pursuant to the Company’s Insider Trading Policy, the Company’s directors, executive officers and, in the determination of the Company, certain other employees and other persons, including contractors and consultants, who have access to material nonpublic information concerning the Company, in each case, including their family members, other persons living in their household and entities over which they exercise control, are discouraged from engaging in short-term transactions involving, and short sales of, Meta Financial Common Stock. These specified persons are also discouraged from purchasing Meta Financial Common Stock on margin, borrowing against Meta Financial Common Stock held in a margin account, pledging Meta Financial Common Stock as collateral for a loan or engaging in any transactions to hedge or offset any decrease in the market value of Meta Financial Common Stock.

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Employment Agreements
The Company entered into employment agreements with Mr. Hanson in November 2016 and with Mr. Herrick in December 2016. These employment agreements allow for renewal in successive one-year terms upon approval by the Board of Directors. The Board of Directors approved extending these employment agreements in 2019 for a period of one year in order to allow for time to consider what updates may be appropriate. In connection with the Crestmark Acquisition, MetaBank entered into an employment agreement with Mr. Goik, which was effective as of the closing of the Crestmark Acquisition in August 2018.
In developing the employment agreements, the Compensation Committee worked to strike a balance between incentive and non-incentive-based compensation, reflecting both the need to incentivize and retain key employees in a competitive environment. With respect to Mr. Goik's employment agreement, consideration was also given to the significant role Mr. Goik would play post-acquisition and in integrating Crestmark into the Company. The Compensation Committee took into account the entire mix of pay, and did not focus solely on salary, for purposes of bringing these executive officers’ total compensation in line with what the Compensation Committee believed to be competitive with the Company’s market competitors.
The Compensation Committee believes that these employment agreements are necessary for the continued retention of these executive officers in an extremely competitive market for talent and to provide compensation opportunities that are competitive based on the Company’s market competitors.
Post-Employment: Change in Control and Severance Arrangements
Under the terms of the Company’s equity-based compensation plans and employment agreements, as applicable, the NEOs are entitled to payments and benefits on the occurrence of specified events, including termination of employment and a change in control of the Company. The specific terms of the employment agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of 2019 fiscal-year end, are described in the section entitled “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee analyzed the terms of similar arrangements for comparable executive officers at some of the Company’s market competitors in determining an appropriate level of compensation and benefits in the event of a change in control or separation of employment. Additionally, the Compensation Committee considered market practices and recommended pay practices by institutional investor advisory firms, including requiring double-triggers for certain severance benefits and vesting of equity. More detail on the employment agreements and equity compensation arrangements are detailed in the section entitled "Potential Payments Upon Termination or Change in Control."

Post-Employment: Exit of Prior CEO (Mr. Haahr)
Pursuant to the terms of a separation agreement with J. Tyler Haahr, our prior Chairman & CEO, executed on January 16, 2019, and effective October 1, 2019, specified payments, as summarized below, were provided and were consistent with the termination provisions of his employment agreement.

•	A single lump-sum cash payment of $5 million, which was determined based on base salary and target incentive award opportunities for two years and was paid on February 15, 2019;

•
Continued vesting of shares of outstanding restricted stock that were intended to constitute performance-based compensation under Section 162(m) of the Code and that would otherwise vest in a year subsequent to fiscal year 2019, based on the satisfaction of applicable performance requirements;

•	Accelerated vesting of shares of outstanding restricted stock that were not intended to qualify as performance-based compensation under Section 162(m) of the Code; and

•	Continued health care coverage (at the Company's cost) for up to 18 months following the conclusion of his employment with the Company.

Among other things, these payments required execution of a release and are conditioned upon Mr. Haahr’s compliance with confidentiality, non-competition, non-solicitation and non-disparagement covenants.

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Compensation-setting Process
The Compensation Committee reviews annual salaries and incentive awards paid to the Company’s executive officers, including the NEOs, and makes recommendations to the Board of Directors for review and approval. In addition to base salaries and cash incentive awards, the Compensation Committee reviews and considers equity compensation programs for the NEOs and may make grants under the 2002 Plan (as amended in 2018 and 2019) as it deems appropriate.
The compensation approval process, which is generally undertaken in the last two months of each fiscal year, consists of annual performance evaluations that are completed by each executive officer’s immediate supervisor. Salary adjustments are based on individual evaluations, the relevant metrics for Company performance, and updated generally available salary data on comparable positions, and subject to the terms of any applicable employment agreements.
The Compensation Committee makes salary adjustment recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the remaining executive officers for review, discussion and approval. The full Board of Directors, with affected executive officers recusing themselves and abstaining from voting when appropriate, then reviews the recommendations of the Compensation Committee and approves the final compensation amounts.
Cash and equity incentives are awarded by the Compensation Committee without review or approval by the Board of Directors. Equity awards under the 2002 Plan are subject to approval by the Compensation Committee, and are dependent on the availability of authorized shares under the 2002 Plan.

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Compensation Tables
The following table sets forth compensation information for each of the fiscal years ended September 30, 2017, 2018 and 2019, respectively, for the Company’s named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Tyler Haahr	2019	$339,938	$—		$1,648,195	(2)	$—	$7,408,144	(4)	$9,396,278
Former Chairman of the Board and Former Chief Executive Officer (3)	2018	814,000	—		1,089,370		1,089,955	368,841		3,362,167
	2017	775,000	—		9,905,416		571,752	641,585		11,893,754
Bradley C. Hanson	2019	$825,000	$—		$1,768,789	(2)	$1,105,406	$456,328	(5)	$4,155,524
President and Chief Executive Officer (3)	2018	814,000	—		1,089,370		1,089,955	339,545		3,332,871
	2017	775,000	—		9,905,416		571,752	388,724		11,640,893
Glen W. Herrick	2019	$465,000	$—		$578,233	(2)	$460,119	$193,564	(6)	$1,696,917
Executive Vice President, Chief Financial Officer and Secretary	2018	450,000	—		324,785		446,562	160,287		1,381,635
	2017	400,000	—		5,635,406		294,998	148,130		6,478,535
Michael K. Goik	2019	$450,000	$—		$200,202	(2)	$270,347	$239,706	(7)	$1,160,256
Executive Vice President and Head of Commercial Finance	2018	$66,810	$2,200,000		$3,778,685		$218,589	$29,516		6,293,601

Brett L. Pharr	2019	$201,923	$25,000	(8)	$486,000	(2)	$106,043	$123,413	(9)	$942,380
Executive Vice President and Head of Governance, Risk and Compliance

Sheree S. Thornsberry	2019	$390,000	$—		$191,765	(2)	$225,525	$56,385	(10)	$863,676
Executive Vice President and Head of Payments	2018	375,000	—		—		209,377	33,106		617,484
	2017	—	—		747,000		—	—		747,001

(1)
Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2019 Annual Report on Form 10-K.

(2)
Includes bonuses paid in shares of restricted stock on October 16, 2018 with respect to the fiscal year ended September 30, 2018, one third of which vested on each of October 16, 2018 and 2019 and one third of which vests on October 16, 2020. For Messrs. Haahr, Hanson and Herrick, includes additional bonuses paid in shares of restricted stock on November 12, 2018, one third of which vested on each of November 12, 2018 and October 16, 2019, and the remaining one-third which vests on October 16 2020. For Mr. Hanson, includes fully vested shares of restricted stock awarded as director compensation with a grant date fair value of $120,594 for 2019. For Mr. Pharr, includes shares of restricted stock awarded as a hiring bonus with a grant date fair value of $486,000, of which shares vest ratably over a five-year period (ending on February 25, 2024).

(3)	Mr. Haahr stepped down from the position of Chief Executive Officer (the "CEO") on October 30, 2018. Mr. Hanson was appointed CEO on October 30, 2018.

(4)
Includes $5,000,000 in a cash severance payment made in accordance with the "Transition and General Release Agreement" dated January 16, 2019, $2,001,019 in payments related to the nonqualified deferred compensation payout described below, $332,250 as a Company contribution to the Benefit Equalization Plan, $51,605 in dividends paid on unvested restricted stock shares, COBRA insurance premiums paid by the Company in accordance with the "Transition and General Release Agreement" noted above, and personal use of company owned auto, personal portion of country club membership costs, life insurance premiums, and a gift card given to all employees as a holiday bonus.

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(5)
Includes $330,997 as a Company contribution to the Benefit Equalization Plan, $57,101 in dividends paid on unvested restricted stock shares, $27,500 for director compensation, $16,128 in personal portion of country club membership dues, $11,000 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $11,000 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, life insurance premiums, tax gross up payments and gift cards given to all employees as a holiday bonus and a gift card given for a tenure milestone.

(6)
Includes $137,470 as a Company contribution to the Benefit Equalization Plan, $31,672 in dividends paid on unvested restricted stock shares, $11,000 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $11,000 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, life insurance premiums and a gift card given to all employees as a holiday bonus.

(7)
Includes $182,613 as a Company contribution to the Benefit Equalization Plan, $26,286 in dividends paid on unvested restricted stock shares, $11,000 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $11,000 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, personal use of company owned auto, payment made to all Crestmark acquired employees as part of a one-time lump sum benefit payment, life insurance premiums, spousal travel, tax gross up payments and a gift card given to all employees as a holiday bonus.

(8)	Includes $25,000 in a one-time signing bonus paid 30 days after employment start date.

(9)
Includes $70,000 in a one-time relocation bonus, $37,364 in tax gross up payments related to the relocation bonus payment and rent benefits, $12,538 in rent benefits, dividends paid on unvested restricted stock shares, life insurance premiums and cell phone reimbursements.

(10)
Includes $18,210 in rent benefits, $10,695 in tax gross up payments related to rent benefits, dividends paid on unvested restricted stock shares, life insurance premiums and a gift card given to all employees as a holiday bonus.

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Grants of Plan Based Awards
The following table sets forth information concerning stock awards made during the fiscal year ended September 30, 2019, for the Company’s named executive officers.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units		Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Superior	Maximum	Threshold	Target	Maximum
Name	Grant Date		($)	($)	($)	($)	(#)	(#)	(#)	(#)		($) (2)
J. Tyler Haahr	10/16/2018	(3)	—	—	—	—	27,555	54,299	81,043	—		1,444,679
	11/12/2018	(4)	—	—	—	—	—	—	—	—		203,517
	—		—	—	—	—	—	—	—	—		—
Bradley C. Hanson	10/16/2018	(3)	—	—	—	—	27,555	54,299	81,403	—		1,444,649
	11/12/2018	(4)	—	—	—	—	—	—	—	—		203,517
	1/30/2019		—	—	—	—	—	—	—	5,050	(5)	120,594
	—		414,563	826,031	1,243,688	1,575,338	—	—	—	—		—
Glen W. Herrick	10/16/2018	(3)	—	—	—	—	9,484	18,968	28,452	—		506,745
	11/12/2018	(4)	—	—	—	—	—	—	—	—		71,488
			172,324	344,647	516,971	654,829	—	—	—	—		—
Michael K. Goik	10/16/2018	(3)	—	—	—	—	2,923	5,847	8,770	—		200,202
	—		101,250	202,500	303,750	384,750	—	—	—	—		—
Brett L. Pharr	2/25/2019		—	—	—	—	—	—	—	20,000	(6)	486,000
	—		38,279	76,558	114,837	145,460	—	—	—	—		—
Sheree S. Thornsberry	10/16/2018	(3)	—	—	—	—	2,763	5,600	8,401	—		191,765
	—		87,750	175,500	263,250	333,450	—	—	—	—		—

(1)
For each of Messrs. Hanson, Herrick and Goik, represents cash incentive awards pursuant to the executive’s employment agreement, as discussed above in “Compensation Discussion & Analysis for Fiscal Year 2019 – Incentive Awards.” For each of Mr. Pharr and Ms. Thornsberry , represents cash incentive awards discussed above in the "Compensation Discussion & Analysis for Fiscal Year 2019 - Cash Incentive Awards."

(2)
Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2019 Annual Report on Form 10-K.

(3)
Represents a portion of total annual equity incentive awards paid in shares of restricted stock on October 16, 2018 with respect to the fiscal year ended September 30, 2018, one-third of such award vested, or is scheduled to vest, on each of October 16, 2018, 2019 and 2020. These awards were granted pursuant to the Company's program of incentive compensation discussed in the “Compensation Discussion & Analysis for Fiscal Year 2018 - Equity Incentive Awards" section of the Company's fiscal year 2018 proxy statement.

(4)
Represents the remaining portion of total annual equity incentive awards paid in shares of restricted stock on November 12, 2018 with respect to the fiscal year ended September 30, 2018, one-third of such award vested on November 12, 2018 and each remaining one-third of the award vesting on each October 16, 2019 and 2020. These awards were granted pursuant to the Company's program of incentive compensation discussed in the "Compensation Discussion & Analysis for Fiscal Year 2018 - Equity Incentive Awards" section of the Company's fiscal 2018 proxy statement.

(5)	These shares vested immediately on January 30, 2019, the date of the grant.

(6)
Represents restricted stock award granted in connection with executive's commencement of employment with the Company. One-fifth of these shares are scheduled to vest on each of February 25, 2020, 2021, 2022, 2023 and 2024, in each case, subject to the executive maintaining continuous service through such five-year period.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of September 30, 2019, concerning unexercised stock options and unvested restricted stock held by the Company’s named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
J. Tyler Haahr	—	—	—	224,994	(3)	7,337,054
Bradley C. Hanson	17,886	10.60	9/30/2020
				279,956	(4)	9,129,365
Glen W. Herrick	—	—	—	154,168	(5)	5,027,418
Michael K. Goik	—	—	—	111,514	(6)	3,636,472
Brett L. Pharr	—	—	—	20,000	(7)	652,200
Sheree S. Thornsberry	—	—	—	12,590	(8)	410,560

(1)	All of the unexercised option awards are fully vested.

(2)	The dollar value of the awards is calculated using the closing market price of $32.61 per share of our unrestricted common stock on September 30, 2019.

(3)
Per the "Transition and General Release Agreement" for Mr. Haahr, of these shares, 37,503 shares vest on each October 1st for years 2019 through 2020 and 37,497 shares vest on each October 1st for years 2021 through 2024.

(4)
Of these shares, 37,503 shares vest on each October 1 for years 2019 through 2020, 37,497 shares vest on each October 1 for years 2021 through 2024, 11,208 shares vest on October 11, 2019, and 21,877 shares vest on each October 16, 2019 and 2020.

(5)
Of these shares, 22,500 shares vest on each October 1 for years 2019 through 2024, 3,819 shares vest on October 11, 2019, 7,675 shares vest on October 16, 2019 and 7,674 shares vest on October 16, 2020.

(6)	Of these shares, 21,240 shares vest on each August 1 for years 2020 through 2024 and 2657 shares vest on each October 16 for years 2019 and 2020.

(7)	Of these shares, 4,000 shares vest on each February 25 for years 2020 through 2024.

(8)	Of these shares, 7,500 shares vest on September 25, 2020 and 2,545 shares vest on each October 16, 2019 and 2020.

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Option Exercises and Stock Vested

The following table sets forth information concerning stock options and restricted stock held by the Company’s named executive officers that were exercised or vested, as applicable, during the fiscal year ended September 30, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
J. Tyler Haahr	45,132	$741,839	136,403	$3,456,697
Bradley C. Hanson	22,221	$524,640	86,491	$2,264,798
Glen W. Herrick	—	$—	37,592	$997,471
Michael K. Goik	—	$—	23,902	$715,104
Brett L. Pharr	—	$—	—	$—
Sheree S. Thornsberry	—	$—	10,047	$314,455

(1)
The value realized on exercise is calculated by multiplying the number of shares acquired on exercise by the difference between the price per share of Meta Financial Common Stock, as reported on the NASDAQ Stock Market value on the date of exercise and the market value on the date of grant.

(2)
Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on the vesting date (or previous Friday if the vesting date fell on a weekend).

Retirement Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plans

Name	Executive Contributions in Last Fiscal Year ($)	Company contributions in last FY ($) (1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
J. Tyler Haahr (2)	$—	$332,250	$151,997	$2,001,019	$—
Bradley C. Hanson	—	330,998	28,900	—	1,088,062
Glen W. Herrick	—	137,470	4,663	—	310,750
Michael K. Goik	—	182,613	11,374	—	193,987

(1)	Company contributions are reported as “All Other Compensation” in the Summary Compensation Table.

(2)
Pursuant to Internal Revenue Code Section 409A, and given Mr. Haahr's former position as an officer of the Company, Mr. Haahr was considered a "specified employee" of the Company. As such, his full account balance in the Benefit Equalization Plan described previously was distributed to him once six months had lapsed from his date of separation from the Company.

Potential Payments Upon Termination or Change in Control
The following table sets forth the payments and benefits that would be received by Messrs. Hanson, Herrick and Goik in the following scenarios (assuming such event occurred on September 30, 2019): (i) a termination of employment due to death or disability, (ii) an involuntary termination without cause or voluntary termination for good reason, or (iii) a termination without cause or good reason or due to death or disability proximate to a change‑in‑control of the Company (as discussed in Note 2 to the table below). A voluntary termination without good reason or a termination for cause would not result in any payments or other benefits of the amounts described in the table below. Although not detailed

Meta Financial Group, Inc. | 2019 Proxy Statement 45

EXECUTIVE COMPENSATION

in the table below, as of September 30, 2019, Ms. Thornsberry held 12,590 shares of unvested restricted stock, and Mr. Pharr held 20,000 shares of unvested restricted stock. Under Ms. Thornsberry’s and Mr. Pharr's respective restricted stock agreements, upon a change in control, termination due to death, disability or retirement or involuntary termination without cause, any unvested shares would be accelerated and immediately vested. Based on $32.61, the closing price of the Company’s common stock on September 30, 2019, assuming one of these events occurred with respect to Ms. Thornsberry or Mr. Pharr as applicable, on September 30, 2019, the value of the acceleration of (i) Ms. Thornsberry's restricted stock award would have been $410,560 and (ii) Mr. Pharr's restricted stock award would have been $652,200. Each NEO would be entitled to receive other payments and benefits upon termination of employment to which they were already entitled or vested in on such date, under any employment contract, plan or other arrangement of the Company, including amounts under the Company’s retirement programs, in accordance with their terms (the “non‑severance benefits”), and such non‑severance benefits are not detailed in this section. The payments described in this section with respect to each of Messrs. Hanson, Herrick, Goik and Pharr and Ms. Thornsberry would be over and above any non‑severance benefits to which such NEO may be entitled.
Compensation paid to each of the NEOs, including under any employment contract, plan or other arrangement of the Company, including amounts under the Company's retirement programs, is also subject to certain regulatory requirements regarding the payment of compensation to such NEOs and may be subject to clawbacks under certain circumstances. Pursuant to the terms of their respective employment agreements, each of Messrs. Hanson, Herrick and Goik is also subject to certain confidentiality obligations both during employment and following termination, and is subject to certain non‑competition, non‑solicitation (both with respect to employees and business relationships) and non‑disparagement covenants during the term of employment and for a 24‑month period following termination of employment.

Name	Benefit	Death or Disability (1)	Change in Control (2)	Termination without “cause” or for “good reason” (3) (4) (5)
Bradley C. Hanson	Cash severance (6)	$6,055,500	$6,055,500	$6,055,500
	Annual Performance Bonus (7)	$2,947,750	$2,947,750	$2,947,750
	Acceleration of Equity Awards (8)	$3,015,284	$9,129,365	$3,015,284
	Company payment of COBRA premiums (9)	$35,686	$35,686	$35,686
	Total:	$12,054,220	$18,168,301	$12,054,220
Glen W. Herrick	Cash severance (6)	$2,604,000	$2,604,000	$2,604,000
	Annual Performance Bonus (7)	$1,117,433	$1,117,433	$1,117,433
	Acceleration of Equity Awards (8)	$1,358,793	$5,027,418	$1,358,793
	Company payment of COBRA premiums (9)	$35,686	$35,686	$35,686
	Total:	$5,115,912	$8,784,537	$5,115,912
Michael K. Goik	Cash severance (6)	$900,000	$900,000	$900,000
	Annual Performance Bonus (7)	$540,693	$540,693	$540,693
	Acceleration of Equity Awards (8)	$3,636,472	$3,636,472	$3,636,472
	Company payment of COBRA premiums (9)	$35,686	$35,686	$35,686
	Total:	$5,112,851	$5,112,851	$5,112,851

(1)
Under the executive officer’s employment agreement, “disability” is defined as the executive officer becoming unable to perform the essential functions of the executive officer’s position, with or without reasonable accommodation, due to a mental or physical disability, for a consecutive period of 180 days or for an aggregate of 270 days in any 365-day period.

46 Meta Financial Group, Inc. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

(2)
For each of Messrs. Hanson and Herrick, under such executive officer’s employment agreement, the difference between a termination without cause, for good reason, death or disability proximate to (discussed below) a change in control as compared to such a termination that is not proximate to a change in control, is that a termination under such circumstances proximate to a change in control would provide the executive officer with accelerated vesting of all equity awards (regardless of whether any performance conditions have been met). Under Mr. Goik's employment agreement, payments and benefits on a termination without cause or for good reason proximate to a change in control would be the same as a termination without cause or for good reason without a change in control, except that his 24 months of base salary will be paid in a single lump sum if termination is proximate to a change in control. For purposes of these employment agreements, a termination would be “proximate to” a change in control if (1) for Messrs. Hanson and Herrick, the termination of employment occurs within ninety (90) days prior to or within twenty-four (24) months following the consummation of a change in control or (2) for Mr. Goik, the termination of employment occurs within twelve (12) months following the consummation of a change in control. Under each executive officer's employment agreement, if any payments or benefits constitute “parachute payments” within the meaning of Code Section 280G that would be subject to the excise tax imposed under Code Section 4999, the executive officer’s employment agreement provides that, prior to making such payments, a calculation will be made comparing (x) the “net benefit” to the executive officer of the parachute payments after payment of the excise tax to (y) the net benefit to the executive officer if the parachute payments are limited to the extent necessary to avoid being subject to the excise tax. Only if the amount calculated under (x) above is less than the amount under (y) above will the parachute payments be reduced to the minimum extent necessary to ensure that no portion of the parachute payments is subject to the excise tax. “Net benefit” means the present value of the parachute payments net of all federal, state, local, foreign income, employment, and excise taxes. A “change of control” is defined under each of the employment agreements as any one of the following occurrences, subject to exceptions specifically identified in the employment agreements: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of the Company representing more than 50% of (i) the outstanding equity shares or units of the Company or (ii) the combined voting power of the Company’s then-outstanding securities; or (b) the sale or disposition of all or substantially all of the Company’s assets (or any transaction having similar effect is consummated); or (c) the Company is party to a merger or consolidation that results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) the dissolution or liquidation of the Company. Notwithstanding the foregoing, to the extent amounts of “non-qualified deferred compensation” subject to Section 409A become due to the executive officer in connection with a change of control, then for purposes of such amount, the events otherwise constituting a change of control will only constitute a change of control if they also constitute a “change in control event” (as described in Treas. Reg. Section 1.409A-3(i)(5)(i)) with respect to the Company.

(3)
In the event of an involuntary termination without cause or a termination for good reason, the employment agreements for each of Messrs. Hanson, Herrick and Goik require the execution and non-revocation of a release of claims.

(4)
Under the employment agreements for each of Messrs. Hanson and Herrick, “cause” means or will be deemed to exist if, as determined in the Board’s discretion: (i) the executive officer commits (a) a felony (or procedural equivalent), (b) a crime of moral turpitude, or (c) another crime that is materially injurious to the Company or its affiliates; (ii) in carrying out executive officer’s duties, the executive officer engages in conduct, whether by act or omission, that constitutes gross negligence or willful misconduct; (iii) the executive officer materially breaches any provision of the executive officer’s employment agreement or any material Company policy, and executive officer fails to cure such breach, in each case, to the extent reasonably curable, to the reasonable satisfaction of the Board within thirty (30) days after the executive officer’s receipt of written notice of such breach; (iv) the executive officer refuses to comply with, or repeatedly fails to undertake good faith efforts to comply with, a lawful directive from the Board, and such failure to perform continues for fifteen (15) business days after the executive officer’s receipt of written notice of such failure, provided, however, that the executive officer’s non‑compliance with the Board’s directive will not constitute cause if the executive officer notifies the Board in writing within fifteen (15) days of receiving said directive that the executive officer reasonably believes that performance of such directive would constitute an ethical breach, moral turpitude, gross negligence, fraud, and/or violate any applicable law, and, following such written notification by the executive officer, the Board elects, within the Board's sole and exclusive discretion, to rescind such directive; (v) the executive officer engages, whether by act or omission, in any theft, fraud, misappropriation or embezzlement with respect to the Company or its affiliates or any customer or client thereof or engages in any other misconduct that results in material personal gain to the executive officer at the expense of the Company or its affiliates or material injury (whether monetarily or reputationally) to the Company or its affiliates; (vi) the executive officer’s use of alcohol or drugs (other than consistent with a lawful prescription) which materially impairs the executive officer’s performance of the executive officer’s duties to the Company or its affiliates; (vii) the executive officer’s failure to cooperate in good faith with any governmental or internal investigation regarding the Company or its affiliates; or (viii) the executive officer engages in or displays personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated material duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease‑and‑desist order. Mr. Goik's employment agreement contains a similar definition of "cause"; however, such definition is qualified in its entirety by reference to the full text of Mr. Goik's employment agreement, which was previously filed with the SEC.

(5)
Under the employment agreements for each of Messrs. Hanson and Herrick, “good reason” means the executive officer’s voluntary resignation within 90 days following the occurrence of one or more of the following: (i) a material breach by the Company or MetaBank of any material provision of the executive officer’s employment agreement; or (ii) a material change of the executive officer’s position and/or duties so that the executive officer’s duties are (a) no longer consistent with the position of a senior executive or (b) the executive officer no longer reports to the Board or the executive officer’s then direct supervisor; or (iii) the Company relocates the executive officer’s principal place of work to a location more than ten (10) miles from the Company’s headquarters in Sioux Falls, SD, without such executive officer’s prior written approval. Mr. Goik's employment agreement contains a similar definition of "good reason"; however, such definition is qualified in its entirety by reference to the full text of Mr. Goik's employment agreement, which was previously filed with the SEC.

Meta Financial Group, Inc. | 2019 Proxy Statement 47

EXECUTIVE COMPENSATION

(6)
Under the respective employment agreements for each of Messrs. Hanson and Herrick, such individual would be entitled to cash payments equal to the sum of (a) two‑times the executive officer’s annual base salary (at the rate in effect at the time of termination), (b) two‑times the executive officer’s target annual bonus (according to the percentage of base salary in effect at the time of termination), and (c) two-times the executive officer's target special incentive bonus (according to the percentage of base salary in effect at the time of termination), if any, which will be aggregated and paid in a lump sum cash payment within sixty (60) days following the termination date, and subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions. Under Mr. Goik's employment agreement, if Mr. Goik is terminated due to death or disability or without cause or for good reason, Mr. Goik would be entitled to receive continued cash payments of his base salary for a term of twenty-four (24) months, subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions.

(7)
Under the respective employment agreements for each of Messrs. Hanson and Herrick, if such individual is terminated on or after six months following the beginning of the fiscal year in which the termination occurs, such individual would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus and the special incentive bonus that the executive officer would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such fiscal year and (y) a fraction, the numerator of which is the number of days that the executive officer was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. Under Mr. Goik's employment agreement, if he is terminated, he would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus that he would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such year and (y) a fraction, the numerator of which is the number of days that he was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. The pro-rata bonus payment will be paid, notwithstanding any service requirement, following the last day of the applicable bonus period, not later than the date that annual bonuses are paid to similarly situated executives and in no event later than March 15th of the calendar year immediately following the fiscal year in which the termination date occurs.  The amounts presented are based upon actual bonus payments in both cash and equity for fiscal year 2019.

(8)
Calculated using $32.61, the closing price of the Company’s common stock on September 30, 2019. The amounts represent the value of accelerated unvested shares of restricted stock (and with respect to such shares of restricted stock subject to vesting based upon performance criteria, the assumed achievement of such criteria for only the year in which the termination occurs), determined as to each such award held by the executive officer by calculating $32.61 multiplied by such number of unvested shares of restricted stock. The amounts do not include any value of accelerated unvested stock options as all stock options held by the executive officers at September 30, 2019 were fully vested. Certain outstanding equity compensation awards, other than stock options and stock appreciation rights, that were granted by the Company to each of Messrs. Hanson and Herrick, that were intended to constitute performance-based compensation under Code Section 162(m), and that were otherwise scheduled to vest in a year subsequent to the year of termination of executive officer’s employment, will remain outstanding and fully vest upon satisfaction of the applicable performance requirements underlying such awards, notwithstanding any service requirement; provided, that, if the termination is proximate to a change of control, as described in note (2) to this table, all outstanding equity awards will immediately vest, regardless of whether the performance measures have been met. Any outstanding equity-based compensation awards, including stock options and stock appreciation rights, that were granted by the Company to the executive officer and that are not intended to qualify as performance-based compensation under Code Section 162(m), vest upon a change in control (whether or not in connection with a termination of employment for any reason), and with respect to restricted stock awards, vesting also occurs upon retirement, death or disability (as such terms are defined in the grant agreements and the 2002 Plan) and involuntary termination without cause.

(9)
Under the executive officer’s employment agreement, following a termination due to death, disability, termination without cause or good reason, the Company is required to pay the premiums necessary to continue the executive officer’s group health care coverage (i.e. medical, dental and vision, to the extent applicable) for a period up to eighteen (18) months following the executive officer’s termination of employment. For purposes of this table, monthly premiums were assumed to be $1,982.57 based on the COBRA rate for family coverage in effect on September 30, 2019, which amount, for the purposes of this table, was then multiplied by the maximum 18 month period.

CEO Pay Ratio Disclosure
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s pay ratio disclosure rules, the Company is required to disclose the ratio of the CEO’s annual total compensation to that of the Company’s median-paid employee, using the same methodology.

To identify the Company’s median employee, the Company prepared a list of all individuals employed by the Company on September 13, 2019 (excluding the CEO, and whether employed on a full-time, part-time, temporary or seasonal basis). The SEC rule permits registrants to use a consistently applied compensation measure (“CACM”) to identify the median employee from its employee population. The Company used base pay, overtime pay, and cash incentive awards, as reflected in the Company’s payroll records, as its CACM. Based on the methodology and CACM described above, the annual total compensation for the median employee was $75,521 and the CEO’s total compensation was $4,155,524, resulting in a ratio of 55:1. The CEO pay used for calculating the pay ratio was that of Brad Hanson, the Company’s current CEO, since he was the CEO from October 30, 2018 forward.

We believe the pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions, the pay ratio reported by the Company may not be comparable to pay ratios reported by other companies.

48 Meta Financial Group, Inc. | 2019 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its annual report on Form 10-K.

Becky S. Shulman (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Kendall E. Stork

Meta Financial Group, Inc. | 2019 Proxy Statement 49

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS
MetaBank has followed written policies of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of September 30, 2019, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to MetaBank, and did not involve more than the normal risk of collectability or present other unfavorable features.
As stated in the Audit Committee charter, the Audit Committee is responsible for reviewing information pertaining to transactions with related persons required to be disclosed in the Company’s periodic reports with the SEC under Item 404 of Regulation S-K, if any. The Company also has adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the Bank. In addition, the Board periodically reviews information concerning such insider loans, deposits and related interests, including with respect to continued compliance with such policies.

50 Meta Financial Group, Inc. | 2019 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires Meta Financial’s directors and officers, and persons who own more than 10% of a registered class of Meta Financial’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial Common Stock and other equity securities of Meta Financial generally by the second business day following a transaction. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Meta Financial with copies of all Section 16(a) forms they file.
To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) each of Shelly A. Schneekloth, Kendall E. Stork, Sheree S. Thornsberry and W. David Tull filed one late report, in each case with respect to one transaction, and (ii) each of J. Tyler Haahr, Bradley C. Hanson and Glen W. Herrick filed one late report, in each case with respect to two transactions.

Meta Financial Group, Inc. | 2019 Proxy Statement 51

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly referred to as “Say‑on‑Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative included in this proxy statement.
The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining short‑term and long‑term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants, each of our executive officers is aligned with the long‑term interests of stockholders of increasing the value of the Company.
As an advisory vote, the Say‑on‑Pay resolution is not binding on the Company. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our stockholders as expressed through their votes and other communications. Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “Say‑on‑Pay” vote, the opinions of our stockholders and other relevant factors in making future decisions regarding the Company’s executive compensation program.
We encourage our stockholders to read the “Compensation Discussion and Analysis” and related compensation tables and narrative located elsewhere in this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers. As noted in “A Letter from Our Compensation Committee,” the Company has in place a performance‑based compensation system that links executive pay to the short‑ and long‑term performance of the Company.
The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

It is expected that the next say-on-pay vote will occur at the Company’s 2021 annual meeting of stockholders.

52 Meta Financial Group, Inc. | 2019 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY FREQUENCY”)
Section 14A of the Securities Exchange Act of 1934 requires that we provide our stockholders with the opportunity to vote, on a non-binding advisory basis, regarding whether the advisory stockholder vote on executive compensation should occur every one, two, or three years. This advisory vote is commonly referred to as “Say-on-Pay frequency.” The SEC’s rules provide that this vote is advisory and non-binding. The Compensation Committee and the Board of Directors will, however, consider the outcome of the vote when determining how frequently to submit the Company’s executive compensation policies to stockholders for consideration and voting.
Our stockholders voted in 2014, in an advisory vote, in favor of the annual submission of the Company’s executive compensation to our stockholders for approval on a non-binding basis, and our Board adopted that approach. We continue to believe that Say-on-Pay votes should continue to be conducted every year for the following reasons:

•
An annual advisory vote on compensation paid to the named executive officers would allow Company stockholders to provide timely and consistent input to the Compensation Committee regarding its corporate governance policies and the Company’s compensation philosophy, policies, plan design and pay practices as disclosed in each year’s proxy statement;

•
A one-year voting cycle provides the Compensation Committee and the Board of Directors with immediate feedback and adequate time to evaluate and respond to stockholder input, to design and implement changes in our executive compensation program based on stockholder input and to obtain stockholder review of any program re-design in the following year; and

•
An annual advisory vote on compensation paid by the Company to its named executive officers provides the highest level of accountability and direct communications between stockholders and the Company by enabling this vote to correspond to the majority of the information presented in the Company’s proxy statement for the applicable stockholders’ meeting.

As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee; however, the Board of Directors values our stockholders’ opinions, and the Board will consider the outcome of the result of the vote on this proposal when determining the frequency of future advisory votes on executive compensation.
It is expected that the next vote on a say-on-pay frequency proposal will occur at the Company’s 2026 annual meeting of stockholders.
The Board of Directors recommends that you vote for ONE YEAR as the frequency of advisory stockholders’ votes on executive compensation paid by the Company to its named executive officers.

Meta Financial Group, Inc. | 2019 Proxy Statement 53

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee appointed Crowe LLP, an independent registered public accounting firm, as auditors of our financial statements for the year ending September 30, 2020. The Audit Committee has determined to afford our stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Crowe LLP. If a majority of the shares present, in person or represented by proxy, and entitled to vote are not voted in favor of the ratification of the appointment of Crowe LLP, the Board will interpret this as an instruction to seek other auditors.
Representatives of Crowe LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.
The Board of Directors recommends a vote FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2020 as contemplated by this Proposal 4.
Change in Independent Registered Public Accounting Firm
The Audit Committee conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Audit Committee invited several independent registered public accounting firms to participate in the process, including KPMG LLP, which audited the Company’s consolidated financial statements for the fiscal year ended September 30, 2018.
On December 7, 2018, the Audit Committee approved the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. On December 7, 2018, the Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm. In selecting Crowe LLP, the Audit Committee also considered Crowe LLP’s service as independent auditor of Crestmark and that they provided income tax compliance services to Crestmark, in each case prior to the Company acquiring Crestmark on August 1, 2018, as well as the Company’s prior experience working with Crowe LLP on the business valuation and other matters described below.

The report of KPMG LLP on the Company’s consolidated financial statements for the two fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on the Company’s consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such periods. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, the Company consulted with Crowe LLP on the following matters: (i) valuation services in connection with purchase price allocations of two acquisitions by the Company that closed in fiscal 2017; (ii) management’s documentation of the revenue streams of Crestmark with respect to the application of Accounting Standards Update 2014-09 (Topic 606), which the Company adopted effective October 1, 2018; and (iii) certain federal and state tax return matters with respect to Crestmark.
Other than the matters described above, neither the Company nor anyone acting on its behalf consulted with Crowe LLP on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

54 Meta Financial Group, Inc. | 2019 Proxy Statement

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed by KPMG LLP for the audit of the Company's annual financial statements and internal control over financial reporting for the year ended September 30, 2018, and fees billed for other services rendered by KPMG LLP during the 2018 and 2019 fiscal years

Fiscal Year	Audit Fees ($)	Audit- Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2019	$8,333	$9,780	$307,350	$—
2018	$1,765,334	$200,250	$418,332	$—

The following table presents fees billed by Crowe LLP for the audit of the Company's annual financial statements and internal control over financial reporting for the year ended September 30, 2019, and fees billed for other services rendered by Crowe LLP during the 2019 fiscal year.

Fiscal Year	Audit Fees ($)	Audit- Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2019	$1,245,500	$111,250	$110,578	$—

With respect to the fees disclosed in the tables above:

•
Audit fees consist of fees for the audit of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s Quarterly Reports on Form 10‑Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

•
Audit‑related fees consist of fees for audits of financial statements of the employee benefit plans maintained by the Company, fees related to the Company’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), fees for due diligence services with respect to the Crestmark Acquisition, and assistance with accounting research matters.

•	Tax fees consist of fees for tax consultation and tax compliance services for the Company and the employee benefit plan maintained by the Company.
The Company’s Audit Committee has considered and concluded that the provision of all non‑auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2019, by Crowe LLP is compatible with maintaining the independence of the independent registered public accounting firm.
Pre‑Approval Policy. The Audit Committee pre‑approves all audit and permissible non‑audit services provided by the independent auditors. The non‑audit services include audit‑related, tax, and SSAE 16 services. The Audit Committee’s policy is to pre‑approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case‑by‑case basis to approve any services not anticipated or services whose costs exceed the pre‑approved amounts.
During the last two fiscal years ended September 30, 2019, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Meta Financial Group, Inc. | 2019 Proxy Statement 55

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2021 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2021 ANNUAL MEETING
Under Rule 14a‑8 under the Exchange Act, stockholder proposals to be presented at Meta Financial’s Fiscal Year 2021 Annual Meeting of Stockholders must be received by our Secretary no later than August 21, 2020, to be eligible for inclusion in Meta Financial’s proxy statement and form of proxy related to the Fiscal Year 2021 Annual Meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), Meta Financial’s Certificate of Incorporation and By‑laws and Delaware law.
To be considered for presentation at the next Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, proposals must be received by the Company by the Deadline. As reflected in Meta Financial’s By‑laws, the “Deadline” means the date that is 60 days prior to the anniversary of the preceding year’s annual meeting of stockholders (the “Anniversary”); provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 50 days from the Anniversary, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.
Pursuant to Meta Financial’s By‑laws, stockholders may nominate a person or persons for election to the Board of Directors at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to its Secretary. To be timely, a stockholder’s notice must be delivered or mailed to and received at the Company’s principal executive offices not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

56 Meta Financial Group, Inc. | 2019 Proxy Statement

ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10‑K for the fiscal year ended September 30, 2019, is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Our Annual Report on Form 10‑K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. The Company hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10‑K. Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

Meta Financial Group, Inc. | 2019 Proxy Statement 57

OTHER MATTERS

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

58 Meta Financial Group, Inc. | 2019 Proxy Statement

META FINANCIAL GROUP, INC.
5501 S. BROADBAND LANE
SIOUX FALLS, SD 57108

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/24/2020 for shares held directly and by 11:59 P.M. ET on 02/20/2020 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/24/2020 for shares held directly and by 11:59 P.M. ET on 02/20/2020 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Douglas J. Hajek 02 Michael R. Kramer 03 Kendall E. Stork

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation of our "named executive officers" (a Say-on-Pay vote).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our "named executive officers" (a Say-on-Pay Frequency vote).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000434766_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders, including Form 10-K are available at www.proxyvote.com

META FINANCIAL GROUP, INC.
Annual Meeting of Stockholders
February 25, 2020
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta"), and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Meta common stock held of record by the undersigned at the close of business on January 2, 2020, at the annual meeting of Meta stockholders, and at any and all adjournments or postponements thereof.

ESOP PLAN PARTICIPANTS: As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, the Trustee of the Plan (the "Trustee"), how to vote the shares of Meta common stock held for you in the Plan. You should submit your instructions as described above. These shares will be voted at the Annual Meeting of Stockholders or at any and all adjournments or postponements of the Annual Meeting. If your instructions are not received by February 20, 2020 or you do not respond, the Trustee will decide how to vote the shares held for you in the Plan. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan sponsor will not be informed as to how you and any other participant have directed the Trustee to vote.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to reduce the number of directors to be elected or to vote for a substitute nominee designated by the Board of Directors.

0000434766_2 R1.0.1.18

Continued and to be signed on reverse side